UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sitio Royalties Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024 Proxy Statement

2024 Annual Meeting of Stockholders
Tuesday, May 14, 2024 | 11 AM Central Time

Acquire. Manage. Innovate.

Sitio (NYSE: STR) is a pure-play mineral and royalty company that acquires high quality oil & gas mineral and royalty interests in productive U.S. basins. Our proven strategy of large-scale consolidation across diversified operators uniquely positions us to deliver cash flow growth to investors through our operators' organic development, our team's proven ability to make accretive acquisitions, and our strategy of actively managing our minerals to maximize value.

252,000+

Net Royalty Acres (1/8 basis)

190+

Total Acquisitions to Date

27,000+

Gross Wells

- Mineral and royalty interest ownership provides unique, cost advantaged oil and gas exposure
- Differentiated, large-scale consolidation strategy across diversified operators
- Premier asset base focused at the front end of operators' cost curves
- Active management of mineral interests to incentivize operator activity and maximize revenue
- Disciplined capital allocation focused on value creation and returns
- Best-in-class governance model led by experienced board and management

SITIO ROYALTIES

Sitio Royalties Corp.
1401 Lawrence Street, Suite 1750
Denver, CO 80202

Letter from the Chairman of the Board

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders of Sitio Royalties Corp. (the “Annual Meeting”) to be held on Tuesday, May 14, 2024, at 11:00 AM Central Time, at www.virtualshareholdermeeting.com/STR2024.

The following Notice of Annual Meeting describes the business to be conducted at the Annual Meeting. We encourage you to review the materials and vote your shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” PROPOSALS 1, 2, AND 3, AS DESCRIBED IN THE PROXY STATEMENT.

The Board of Directors of Sitio Royalties Corp. (the “Board”) has fixed the close of business on March 22, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must bring a legal proxy or other evidence of share ownership as of March 22, 2024 to be admitted to the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/ voting instruction card.

The Annual Meeting will be completely virtual to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting at www.virtualshareholdermeeting.com/STR2024. If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. If you are planning to attend our meeting, please monitor the Investor Relations section of our website at https://investors.sitio.com for updated information. To ensure your vote is counted, we encourage you to vote your shares prior to the Annual Meeting.

Thank you for your continued support of Sitio Royalties Corp.

Sincerely,
Noam Lockshin
Chairman of the Board

VOTING YOUR SHARES IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE. YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

2024 PROXY STATEMENT	1

Sitio Royalties Corp.
1401 Lawrence Street, Suite 1750
Denver, CO 80202

Letter from the CEO

Dear Fellow Shareholders:

When we sent this letter to you last year, we had recently completed our merger with Brigham Minerals, our second public company merger of 2022. We were fortunate to retain a talented group of professionals from Brigham, and the process of integrating them into the outstanding team at Sitio and of integrating the Brigham assets into Sitio was seamless. While Sitio acquired fewer mineral and royalty interests in 2023 compared to 2022 (a very high bar for comparison!), we made tremendous progress on our three strategic goals: continuing the consolidation of the highly fragmented and inefficiently managed minerals sector, professionally and actively managing the minerals we own to maximize value for our shareholders, and innovating to differentiate Sitio.

Our acquisitions completed in 2023 included our first two asset acquisitions as a public company in which we used our equity as a currency to acquire minerals. Both acquisitions shared many common themes – they were with sellers we have known for years and transacted with in the past, enhanced our footprint in areas where we had lower exposure in our portfolio (one in New Mexico, one in the Midland Basin), and were accretive to our shareholders. Our largest cash acquisition in 2023 was similarly with a seller we have known and pursued for years. Although we continue to see the benefits of scale with each acquisition, we sold assets in 2023 for the first time in our company history. We sold our mature Appalachia and Anadarko Basin assets and allocated those proceeds into our recently announced acquisition of DJ Basin assets which are being actively developed by a high-quality group of operators. As stewards of our shareholders’ capital, we saw this as a unique opportunity to redirect asset sale proceeds into a higher rate of return acquisition.

The less visible, but equally important, aspect of our business involves actively managing the minerals we own – proactively seeking opportunities to lease our minerals to operators on terms that incentivize development and pursuing all royalty payments due to Sitio. Given the scale of our business today which includes over 9,000 leases, interests in over 27,000 wells, and relationships with approximately 189 operators, data management is critical to our success. We have developed customized systems to track all of our interests and verify whether we are missing any payments from our operators. In 2023 alone, we collected more missing payments than we spent on all of our cash G&A for the year. This is a clear demonstration of Sitio Minerals Management adding shareholder value.

In addition to the attractive DJ Basin asset acquisition, we also recently announced a $200 million stock buyback authorization. We remain committed to returning at least 65% of our Discretionary Cash Flow to our shareholders, and now we have the ability to include share buybacks as part of that return of capital. The buyback authorization is a reflection of our outlook for Sitio’s business, which has never been stronger.

Sincerely,
Christopher L. Conoscenti
Chief Executive Officer & Director

2	SITIO ROYALTIES CORP.

Notice of Annual Meeting of Stockholders

Date and Time Tuesday, May 14, 2024 11:00 AM Central Time	Location Online www.virtualshareholdermeeting.com/STR2024	Record Date March 22, 2024

Agenda		Board Recommendation	Page Reference
1	To elect the director nominees named in the accompanying proxy statement (the “Proxy Statement”) to our Board	“FOR” each of the nominees	18
2	To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers (the “Say-on-Pay Vote”)	“FOR”	50
3	To amend the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) to Eliminate the Supermajority Voting Provision	“FOR”	51

Stockholders will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Proxy Statement more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.

Only holders of common stock of record at the close of business on March 22, 2024, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. The use of cameras, sound recording equipment, communication devices or other similar equipment is prohibited.

Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating and promptly mailing your proxy/voting instruction card that was included. If you attend and plan to participate in the Annual Meeting via live webcast, you may vote online during the meeting using your smartphone or computer.

By Order of the Board of Directors,

Brett S. Riesenfeld
Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE

Voting your shares is important. If you do not expect to attend the Annual Meeting via live webcast, or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by completing, signing, dating and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

Internet

Visit www.proxyvote.com
Available until 11:59 PM Eastern Time on May 13, 2024. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Telephone

Call 1-800-690-6903
Available until 11:59 PM Eastern Time on May 13, 2024. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Mail Complete, sign and date your proxy/voting instruction card and mail in the postage paid return envelope.	Virtual Meeting If you attend and plan to participate in the Annual Meeting via the live webcast, you may vote online during the meeting using your smartphone or computer.

2024 PROXY STATEMENT	3

Highlights

Company Overview

Sitio is a stockholder returns driven company focused on large-scale consolidation of high-quality oil and gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. Sitio has an objective of generating cash flow from operations that can be distributed to stockholders and reinvested to expand its mineral and royalty interest portfolio.

252,000+	190+	27,000+
Net Royalty Acres (“NRAs“) (1/8 basis)	Total Acquisitions to Date	Gross Wells

Our Investment Thesis

1	2	3	4	5
Mineral and royalty interest ownership provides unique, cost advantaged oil and gas exposure	Differentiated, large-scale consolidation strategy across diversified operators, active minerals management and focus on value-creating innovation	Premier asset base focused at the front end of operators’ cost curves	Disciplined capital allocation focused on value creation and returns	Best-in-class governance model led by experienced board and management

2023 Financial and Operational Highlights

Returns-Focused Capital Allocation	Cash Margin Enhancement
■ Acquired 14,227 NRAs in the Permian Basin for $249.3 million across 6 transactions ■ Monetized mature, declining assets in the Appalachia and Anadarko Basins for $114 million	■ Refinanced private unsecured notes with $600 million offering of public unsecured notes, reducing expected interest expense by $11 million per year ■ Reduced cash G&A / Boe by 30% vs. 2022

Return of Cash to Shareholders	Diversified, Large-Scale & High Quality Asset Base
■ Paid over $320 million in dividends and distributions ■ Equates to $1.99 / share, or an 8.5% yield based on 12/29/23 closing price
■ Pro forma for all announced acquisitions, Sitio has exposure to >35% of the Permian Basin and nearly 50% of the Greater Wattenberg Field in the DJ Basin
■ Record-high pro forma 53.4 net line-of-sight wells at year-end(1)

(1)	Includes the impacts from the January 2024 agreement to acquire 13,062 NRAs in the DJ Basin, subject to closing adjustments.

4	SITIO ROYALTIES CORP.

Highlights

Mineral and Royalty Businesses are a Structurally Advantaged Asset Class

Simplicity	Profitability

■ Mineral interests are perpetual real property interests and, when leased for royalties, have no development capital expenses
■ No physical operations or associated regulatory risks
■ No environmental liabilities: zero scope 1 emissions and scope 2 emissions are only from power consumption at Sitio office locations

■ Highest margin component of the energy value chain, with limited direct exposure to cost inflation, enables sector leading EBITDA to free cash flow conversion ratios
■ Ability to return a majority of discretionary cash flow to stockholders while maintaining a conservative balance sheet

Efficiency	Scalability

■ No field staff or lease operating expenses and 100% of capital expenditures are discretionary and tied to corporate investments and acquisitions
■ Data management systems improve royalty management capabilities
■ Highly fragmented mineral and royalty ownership with limited number of buyers capable of large-scale acquisitions ■ G&A expenses do not increase linearly with company scale

Corporate Responsibility

■	Zero environmental liabilities
■	No scope 1 emissions; scope 2 emissions are only from power consumption at Sitio office locations
■	Sitio’s lease form provides an economic disincentive for flaring gas
■	Target leasing minerals to operators with strong environmental track records
■	Employee base and Board reflective of a culture that values diversity
■	~47% of Sitio’s current employees are women
■	5 out of 9 current board members are diverse
■	Management team and employees have experience across the oil and gas value chain to provide unique perspectives on minerals

2024 PROXY STATEMENT	5

Proxy Summary

PROPOSAL 1

Election of Directors
The election of each of the director nominees named in this Proxy Statement to hold office until our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or until their respective successors are duly elected and qualified.

The Board recommends that stockholders vote FOR the election of each of the nominees.	See page 18

The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2025 Annual Meeting or until their respective successors are duly elected and qualified. The nominees for director, each of whom has consented to serve, if elected, are as follows:

Noam Lockshin, 39 Chairman of the Board Independent Committee Memberships:	Christopher L. Conoscenti, 48 Chief Executive Officer and Director	Morris R. Clark, 56 Independent Board Member Committee Memberships:

Alice E. Gould, 62 Independent Board Member Committee Memberships:	Claire R. Harvey, 44 Independent Board Member Committee Memberships:	Gayle L. Burleson, 58 Independent Board Member Committee Memberships:

Jon-Al Duplantier, 56 Independent Board Member Committee Memberships:	Richard K. Stoneburner, 70 Independent Board Member Committee Memberships:	John R. (“J.R.”) Sult, 64 Independent Board Member Committee Memberships:

AC – Audit Committee	NCGC – Nominating and Corporate Governance Committee	■ – Member	■ – Chair
CC – Compensation Committee

Board Snapshot

Independence	Age	Gender

6	SITIO ROYALTIES CORP.

Proxy Summary

Skills and Experience

Best in Class Governance Incentivizes Board and Management to Optimize Stockholder Returns

Stockholders	Board of Directors	Compensation & Management
■ Board and management compensation is structured to drive absolute total long-term stockholder returns
■ Capital allocation policy prioritizes return of capital to stockholders while preserving balance sheet strength using retained cash

■ 8 of 9 members of the Board are independent
■ Director compensation is substantially equity-based and required to be held until the end of Board service
■ Seven-year term limits for outside directors

■ Incentive compensation is 100% equity based, with emphasis on absolute total stockholder return instead of relative returns or growth with no relationship to stockholder returns
■ Experienced, dedicated management team is 100% focused on Sitio’s business

PROPOSAL 2

Non-Binding Advisory Vote to Approve Company’s Compensation of Named Executive Officers
The approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers.
The Board recommends that stockholders vote FOR this proposal.	See page 50

Executive Compensation Alignment with Long-Term
Stockholder Value

No short-term incentive compensation / cash bonus for executives	75% of long-term incentive compensation tied to absolute total shareholder return

No portion of compensation tied to relative metrics	Compensation program provides industry-leading alignment with shareholders

2024 PROXY STATEMENT	7

Proxy Summary

Target Pay Mix

Conoscenti 2024 Target Total Compensation	Peer Group CEO 2024 Target Total Compensation

13%
Cash
(Base Salary)
87%
Equity
(Long-Term
Incentive)

Compensation Program Governance

What We Do	What We Don’t Do

✓ Focus on absolute total stockholder return
✓ Significant portion of pay is at risk
✓ Majority of equity awards are in the form of performance-based compensation
✓ Annual equity awards for executive officers subject to three-year vesting periods
✓ Maintain policy prohibiting hedging transactions and short sales by insiders
✓ Regularly evaluate risks of our compensation policy
✓ Compensation Committee engages an independent compensation consultant and follows a comprehensive process
✓ Consider peer group reports when establishing compensation

✕ NO payout of PSUs when absolute TSR is negative
✕ NO cash bonuses
✕ NO performance awards issued based on relative achievement
✕ NO excessive benefits or perquisites
✕ NO single-trigger change in control acceleration on time-vested awards
✕ NO short-term incentive compensation
✕ NO employment agreements
✕ NO tax gross up in connection with a change in control.

PROPOSAL 3

Amend the Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision
The approval of the amendment to the Restated Certificate of Incorporation to eliminate the supermajority voting provision.
The Board recommends that stockholders vote FOR this proposal.	See page 51

8	SITIO ROYALTIES CORP.

Annual Meeting of Stockholders

This Proxy Statement is furnished to stockholders of Sitio for use at its Annual Meeting to be held at 11:00 AM Central Time, on Tuesday, May 14, 2024, at www.virtualshareholdermeeting.com/STR2024, or at any postponements or adjournments of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March [29], 2024.

Proxy Statement for 2024 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Sitio Royalties Corp. (which we refer to as “Sitio,” “Sitio Royalties,” the “Company,” “we,” “our” or “us”) is furnishing this Proxy Statement to you over the Internet or delivering this Proxy Statement to you by mail in connection with the solicitation of proxies by the Board and the solicitation of voting instructions, in each case for use at the Annual Meeting to be held on May 14, 2024, and at any adjournments or postponements thereof.

On or about March [29], 2024, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of 2024 Annual Meeting of Stockholders and this Proxy Statement and (2) our 2024 Annual Report for Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.

2024 PROXY STATEMENT	9

10	SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

What is a proxy and what is a proxy statement?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this Proxy Statement carefully.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the Annual Meeting over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at https://investors.sitio.com.

Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

If you receive a Notice of Internet Availability of Proxy Materials by mail, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our annual report, Proxy Statement and proxy card by mail.

What is a record date and who is entitled to vote at the meeting?

A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The Record Date for the Annual Meeting is March 22, 2024 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Sitio’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class C common stock, par value $0.0001 per share (the “Class C common stock,” and, together with the Class A common stock, the “common stock”) as of the close of business on March 22, 2024 are entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

2024 PROXY STATEMENT	11

Information About the Proxy Process and Voting

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of Sitio’s common stock (a “share”) that you owned as of the close of business on March 22, 2024, and you may vote all of those shares. Only our common stock has voting rights. On the Record Date, there were [●] shares of our common stock outstanding and entitled to vote at the Annual Meeting and approximately [●] holders of record and approximately [●] beneficial owners holding shares in “street name.”

A quorum is the minimum number of shares that must be represented online or by proxy for us to conduct the Annual Meeting. The attendance online or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or [●] shares of our common stock based on the Record Date of March 22, 2024, will constitute a quorum to hold the Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the Annual Meeting and counted toward the quorum.

What different methods can I use to vote my shares?

You have a choice of voting your shares:

■	Over the Internet
■	By telephone
■	By mail
■	Via smartphone or computer during the virtual Annual Meeting

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares beforehand over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your situation.

If you vote your shares over the Internet or by telephone, you should not return a proxy/voting instruction card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the “vote instruction form” that organization has provided to you to vote or attend the Annual Meeting.

How do I vote my shares if I am a “stockholder of record” (shares registered in my name)?

Voting over the Internet. Voting over the Internet is easy, fast and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/ voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by telephone. Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction

12	SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Voting by mail. You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you may vote by mail by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

Voting at the meeting. The Annual Meeting will be held online. Please have your 16-digit control number on your Notice of Internet Availability, proxy card or in the voting instructions that accompanied your proxy materials to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/STR2024. You will be able to vote your shares electronically during the Annual Meeting.

How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?

Voting over the Internet, by telephone or by mail. If your shares are registered or held in the name of your broker, bank, or other nominee (“street name”), you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the method specified by your broker, bank, or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs.

Voting at the meeting. If your shares are registered or held in the name of your broker, bank, or other nominee and you plan to attend and participate in the Annual Meeting, you should contact your broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail, by attending the Annual Meeting virtually and voting online during the meeting or by filing a revocation with the Company’s Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions. Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian, or other similar organization, you must instruct your broker, bank, broker-dealer, custodian, or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted:

■	“FOR” the election of each of the director nominees named in this Proxy Statement to hold office until our 2025 Annual Meeting or until their respective successors are duly elected and qualified;
■	“FOR” the approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers; and
■	“FOR” the approval of the amendment to the Restated Certificate of Incorporation to eliminate the supermajority voting provision.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How will my shares be voted if I do not provide instructions to my broker?

It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank, or other nominee does not have discretion under New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules, none of the matters to be considered at the Annual Meeting are considered “routine” and, therefore, your broker, bank, or other nominee will not have the discretion to vote your shares on Proposals 1, 2 or 3.

2024 PROXY STATEMENT	13

Information About the Proxy Process and Voting

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?

If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Sitio’s common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, which may be reached by telephone at 1-212-509-4000, by e-mail at cstmail@continentalstock.com or over the Internet at https://www.continentalstock.com/shareholders.

How does the Board recommend that I vote my shares?

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

■	Proposal 1 — FOR the election of each of the director nominees named in this Proxy Statement to hold office until our 2025 Annual Meeting or until their respective successors are duly elected and qualified;
■	Proposal 2 — FOR the approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers; and
■	Proposal 3 — FOR the approval of the amendment to the Restated Certificate of Incorporation to eliminate the supermajority voting provision.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. At the date of this Proxy Statement, the Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.

Who may vote during the Annual Meeting?

Stockholders who owned shares of the Company’s common stock as of the close of business on March 22, 2024 are entitled to vote during the Annual Meeting. As of the Record Date, there were [●] shares of our common stock issued and outstanding.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting or (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all three proposals). On March 22, 2024, there were [●] shares of the Company’s common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, [●] shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.

How many votes do I have?

Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

What is the proxy card?

The proxy card enables you to appoint Christopher L. Conoscenti, the Company’s Chief Executive Officer, and Brett S. Riesenfeld, the Company’s Executive Vice President, General Counsel and Corporate Secretary, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Conoscenti and Riesenfeld to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date to ensure your vote is counted in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

14	SITIO ROYALTIES CORP.

Information About the Proxy Process and Voting

Is my vote kept confidential?

To the extent possible, proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Who will tabulate and oversee the vote?

Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate and oversee the vote.

How can I attend the Annual Meeting?

All stockholders are welcome to attend the Annual Meeting. If you were a stockholder as of the Record Date, or if you hold a valid proxy, you will be able to participate in the Annual Meeting online and submit questions during the meeting by visiting www. virtualshareholdermeeting.com/STR2024. You also will be able to vote your shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or in the voting instructions that accompanied your proxy materials. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access and participate in the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The Annual Meeting webcast will begin promptly at 11:00 AM Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:30 AM Central Time and you should allow ample time for the check-in procedures.

What if I have technical difficulties during check-in or the meeting?

We will have technicians ready to assist you if you have any technical difficulties during check-in or the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

How can I ask questions during the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to Sitio and meeting matters that are submitted before or during the meeting in accordance with the Annual Meeting’s Rules of Conduct, which will be posted on the Annual Meeting website. Questions may be submitted the day of or during the Annual Meeting through www.virtualshareholdermeeting.com/STR2024. Answers to any such questions that are not addressed during the meeting will be published on the Investor Relations section of our website at https://investors.sitio.com shortly after the meeting. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem inappropriate.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which we will file with the SEC and make available on the Investor Relations section of our website at https:// investors.sitio.com/financials/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Who can help answer my questions?

Stockholders who have questions about the proposals described in this Proxy Statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary at 1-720-640-7620 or by sending a letter to Mr. Riesenfeld at the offices of the Company at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

2024 PROXY STATEMENT	15

Annual Meeting Information

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held on Tuesday, May 14, 2024, at 11:00 AM Central Time, at www.virtualshareholdermeeting.com/ STR2024. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this Proxy Statement:

■	Proposal 1 — the election of the director nominees named in this Proxy Statement to hold office until our 2025 Annual Meeting or until their respective successors are duly elected and qualified;
■	Proposal 2 — the approval, on a non-binding, advisory basis, of the Say-on-Pay Vote; and
■	Proposal 3 — the approval of the amendment to the Restated Certificate of Incorporation to eliminate the supermajority voting provision.
■	In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be conducted via live webcast. The Annual Meeting will be virtual only and stockholders will not be able to attend the Annual Meeting in person this year. Stockholders will be able to submit questions via the online platform before and during a portion of the Annual Meeting. You may submit questions prior to the Annual Meeting by logging onto www.proxyvote. com with your 16-digit control number. You will be able to participate in the Annual Meeting online and submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/STR2024. You will also be able to vote your shares electronically. This Proxy Statement provides information on how to join the Annual Meeting online and about the business we plan to conduct.

It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held partially or solely by means of remote communication.

Matters to be Decided at the Annual Meeting

At the date of this Proxy Statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement and does not intend to bring before the Annual Meeting any matter other than the proposals described in this Proxy Statement.

The proxy card accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Solicitation of Proxies

We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

16	SITIO ROYALTIES CORP.

Miscellaneous Matters

Annual Report on Form 10-K — Our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 has been filed with the SEC and is available on the Investor Relations section of our website at https://investors.sitio.com/financials/sec-filings or on the SEC’s website at https://www.sec.gov/. We will gladly furnish to any stockholder, without charge, a copy of our most recent Annual Report on Form 10-K (including the financial statements and schedules thereto) upon written request from the stockholder addressed to: ir@sitio.com or by writing to Ross Wong, Vice President of Finance and Investor Relations, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

Stockholder List — A list of our stockholders of record as of the Record Date of March 22, 2024 will be available for examination for any purpose germane to the Annual Meeting during normal business hours at Sitio, 1401 Lawrence Street, Suite 1750, Denver, CO 80202, at least 10 calendar days prior to the Annual Meeting. The list will also be available virtually for inspection by any stockholder present at the Annual Meeting.

Principal Offices — Our principal executive offices are located at 1401 Lawrence Street, Suite 1750, Denver, CO 80202. Our telephone number is 1-720-640-7620.

2024 PROXY STATEMENT	17

PROPOSAL 1 Election of Directors

The Board currently consists of nine directors. Our amended and restated bylaws (the “Bylaws”) provide that the number of directors will be determined by the Board, and the number of directors is currently set at nine. At the recommendation of Sitio’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), the Board has nominated:

■Noam Lockshin ■Christopher L. Conoscenti ■Morris R. Clark	■Alice E. Gould ■Claire R. Harvey ■Gayle L. Burleson	■Jon-Al Duplantier ■Richard K. Stoneburner ■John R. (“J.R.“) Sult

For election as directors to serve until our 2025 Annual Meeting or until their successors are elected and qualified.

All such nominees named above have indicated a willingness to serve as directors but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage, or adoption.

The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the nominees should serve as our directors.

Biographical information for each nominee is contained in the “Board of Directors’ Nominees” section below.

Vote Required

The election of directors in this proposal requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or online at the Annual Meeting.

Recommendation of the Board The Board recommends that stockholders vote FOR the election of each of the nominees.

18	SITIO ROYALTIES CORP.

Board of Directors’ Nominees

The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2025 Annual Meeting. The nominees for director, each of whom has consented to serve, if elected, are as follows:

			Committee Memberships
Name	Age	Independence	AC	CC	NCGC
Noam Lockshin Chairman of the Board	39
Christopher L. Conoscenti Chief Executive Officer and Director	48
Morris R. Clark Independent Board Member	56
Alice E. Gould Independent Board Member	62
Claire R. Harvey Independent Board Member	44
Gayle L. Burleson Independent Board Member	58
Jon-Al Duplantier Independent Board Member	56
Richard K. Stoneburner Independent Board Member	70
John R. (“J.R.”) Sult Independent Board Member	64

AC – Audit Committee NCGC – Nominating and Corporate Governance Committee	– Member	– Chair

CC – Compensation Committee

Board Snapshot

Independence	Age	Gender

2024 PROXY STATEMENT	19

Board of Directors’ Nominees

Board Matrix

Personal Demographic / Board Information
Age	39	48	56	62	44	58	56	70	64
Gender	M	M	M	F	F	F	M	M	M
Number of Current Public Boards(1)	1	1	2	1	1	3	4	2	2
Sitio Director Since	2022	2022	2022	2022	2020(2)	2022	2022	2022	2022
Industry Experience
Upstream Energy
Mineral Rights
Acquisitive Companies
Equities Portfolio Management
Business Competencies
Public Company Executive
M&A
Capital Markets
Operations
Corporate Responsibility(3)

(1)	Numbers include Sitio for each director.
(2)	Because the seven-year term limit for non-management directors was implemented alongside the Falcon Merger (as defined below), Ms. Harvey’s term on the Company’s Board is deemed to have begun in June 2022 for purposes of the term limit policy.
(3)	Includes expertise or experience in matters relating to environmental, social or corporate governance, cybersecurity or human capital management.

20	SITIO ROYALTIES CORP.

Board of Directors’ Nominees

Director Biographies

Noam Lockshin Chairman of the Board Director since: 2022 Age: 39

Director Qualifications
Mr. Lockshin’s experience covering the E&P industry, his specialized knowledge of the minerals and royalty interests business, history of building successful working relationships with landowners in the Delaware Basin to acquire land, and mineral and royalty interests, and leading the Kimmeridge team that manages those assets, uniquely qualify him to serve as a member of the Board.
■Joined our Board in June 2022 and serves as the Chairman of the Board.
■Appointed to the Desert Peak Minerals Inc. board of directors in April 2019.
■Partner of Kimmeridge Energy Management Company, LLC (“Kimmeridge”) and has been with the firm since its founding in May 2012.
■Member of the firm’s investment team, and serves in various capacities including research, analysis and diligence of investment opportunities as well as the negotiation and execution of investment strategies.
■Most recently, Mr. Lockshin led the firm’s investment efforts in the mineral and royalty interests business focused on the Delaware Basin in Texas and New Mexico.
■Served as a Vice President, Energy Investing for AllianceBernstein Holding L.P., a leading global asset management firm, from July 2010 to May 2012, prior to joining Kimmeridge.
■Equity Research Associate for E&P at Sanford C. Bernstein & Co. LLC from July 2007 to July 2010.
■Holds a Bachelor of Arts degree in Mathematics from York University.

Christopher L. Conoscenti Chief Executive Officer and Director Director since: 2022 Age: 48

Director Qualifications Mr. Conoscenti’s significant experience in the oil and gas industry and financial expertise makes him well qualified to serve as a member of the Board.
■Joined our Board in June 2022.
■Joined Kimmeridge as the Chief Executive Officer of its mineral and royalty interest business in March 2019 following an 18 year career in oil and gas investment banking, most recently as a Managing Director in the Oil & Gas Investment Banking and Capital Markets Group at Credit Suisse Securities (USA) LLC (“Credit Suisse”) from July 2014 to March 2019.
■Previously, Mr. Conoscenti worked in Oil & Gas Investment Banking at J.P. Morgan Securities LLC beginning in January 2001 where he served as a Managing Director from May 2012 until his departure in April 2014.
■His clients at Credit Suisse included large and mid-cap upstream E&P operators and minerals companies.
■Advised on numerous mergers and acquisition transactions and served as an active bookrunner on equity, equity-linked and debt transactions during his investment banking career.
■Holds a Bachelor of Arts degree from the University of Notre Dame and a Juris Doctor and a Master of Business Administration from Tulane University.

2024 PROXY STATEMENT	21

Board of Directors’ Nominees

Morris R. Clark Director since: 2022 Age: 56

Director Qualifications
Mr. Clark’s significant experience in the oil and gas industry with multiple public companies will bring extensive financial expertise and proven leadership to the Board. Furthermore, Mr. Clark’s leadership with multiple community based and educational organizations will provide the Board with a welcomed perspective. For example, Mr. Clark has served on the University of St. Thomas Board of Trustees since 2017 (having previously served as Vice-Chair of the Audit & Finance Committee of the University of St. Thomas Board of Trustees).
■Joined our Board in June 2022.
■Served as Vice President and Treasurer of Marathon Oil Corporation (“Marathon Oil”) from January 2014 to July 2019.
■Served as Assistant Treasurer of Marathon Oil from 2007 until January 2014.
■Responsible for managing all treasury related matters, including corporate finance, cash and banking/operations, insurance, pensions, enterprise risk management and credit and counterparty risk.
■Led financing transactions, including bond and equity issuances, revolving credit and receivables facilities, merger and acquisition financings and major corporate restructurings (public spin-offs) during his tenure.
■Served as Senior Tax Counsel at Enron North America Corporation, a Tax Attorney at Bracewell LLP in Houston and a Senior Accountant with Touche Ross & Company (Deloitte & Touche) in Los Angeles, prior to joining Marathon Oil.
■Currently serves as a Director and Chair of the Audit Committee of the Board of Directors of Civitas Resources, Inc. (NYSE: CIVI), a position he has held since January 2021.
■Previously served as a director and Chair of the Audit Committee of Extraction Oil & Gas (NYSE: XOG) prior to its amalgamation with multiple companies resulting in the formation of Civitas Resources, Inc.
■Involved with several non-profit and educational boards.
■Holds a Bachelor of Science degree in Accounting from Southern University, a Juris Doctor from Tulane Law School and a Master of Laws degree (LL.M.) from New York University School of Law.

Alice E. Gould Director since: 2022 Age: 62

Director Qualifications
Ms. Gould’s leadership skills and experience, including serving on another corporate board of directors and its key committees, as well as her asset allocation expertise and significant experience evaluating and monitoring energy and natural resource investments qualify her to serve as a member of the Board.
■Joined our Board in June 2022.
■Joined the Board of Directors of CorePoint Lodging Inc., a publicly-traded select service lodging real estate investment trust (NYSE: CPLG) spun off from La Quinta Franchising LLC, in 2018 and served on its Compensation and Nominating and Corporate Governance Committees until the sale of the company in May 2022.
■Former Investment Manager at DUMAC Inc. (“DUMAC”), a professionally staffed investment office controlled by Duke University that managed over $18 billion of endowment and other Duke-related assets, where she worked from 2004 to 2018 and had responsibility for the evaluation, selection and monitoring of energy and natural resources investments.
■Management consultant assisting senior executives in the technology, pharmaceutical, media and financial industries with strategic initiatives, prior to her role at DUMAC.
■Worked for ten years at International Business Machines Corporation (NYSE: IBM) (“IBM”) where she managed product development, marketing and business planning.
■Served on the advisory board of over 20 private equity and real assets partnerships in the U.S. and abroad.
■Received a Bachelor of Science degree in Engineering from Duke University (magna cum laude) and Master of Business Administration from The Fuqua School of Business at Duke University, where she was a Fuqua Scholar.

22	SITIO ROYALTIES CORP.

Board of Directors’ Nominees

Claire R. Harvey Director since: 2020 Age: 44

Director Qualifications
Ms. Harvey’s current role as partner of an energy focused private equity firm as well as her background in non-operated working interest companies, finance and oil and gas mergers and acquisitions makes her well qualified to serve as a member of the Board.
■Joined our Board in May 2020.(4)
■Served as a member of and as Chairman of the Falcon Minerals Corporation (“Falcon”) Board from May 2020 through the closing of the business combination with Sitio.
■Partner of EIV Capital and serves as the CEO of EIV Resources and as the President of ARM Resource Partners.
■Led Gryphon Oil and Gas, LLC (“Gryphon”), a Blackstone-sponsored company focused on acquiring non-operated interests in the Permian Basin, from May 2019 to August 2020.
■Made upstream oil and gas investments on behalf of two private equity funds, Pine Brook Partners, LLC from March 2014 to May 2019, and TPH Partners LLC from May 2010 to February 2014, prior to Gryphon.
■Worked as an investment banker at Lehman Brothers and Barclays plc, primarily focused on corporate finance and mergers and acquisitions for oil and gas companies.
■Served as a director for Tellurian Inc. (NYSE American: TELL), a global LNG company based in Houston, from December 2021 to January 2023.
■Earned a Bachelor of Business Administration degree in Finance at Texas A&M University, where she was also a four-year letterman and co-captain for the Texas Aggie Volleyball Team.
■Earned a Master of Business Administration from the Jones Graduate School of Business at Rice University where she was the Jones Scholar and M.A. Wright Award winner.

Gayle L. Burleson Director since: 2022 Age: 58

Director Qualifications
Ms. Burleson’s knowledge of the industry, as well as her experience with oil and gas operations, company growth and scaling and mergers and acquisitions, qualify her to serve as a member of the Board.
■Joined our Board in December 2022.
■Served as a director of Brigham Minerals Inc. (“Brigham”) from January 2022 until our merger with Brigham in December 2022.
■Serves on the board and on the audit committee and compensation committee of each of Select Energy Services, Inc. (NYSE: WTTR) and Atlas Energy Solutions, Inc. (NYSE: AESI).Ms. Burleson previously served on the audit committee of privately held Chisholm Energy Holdings, LLC.
■Most recently with Concho Resources Inc. (“Concho”) (NYSE: CXO) as the Senior Vice President of Business Development and Land and held that position until Concho’s acquisition by ConocoPhillips (NYSE: COP) in January 2021.
■Employed at Concho in various roles and capacities with ever increasing leadership responsibilities for 15 years.
■Served in a number of engineering and operations positions with BTA Oil Producers, Mobil Oil Corporation, Parker & Parsley Petroleum Company and Exxon Corporation, prior to joining Concho.
■Received her B.S. in Chemical Engineering from Texas Tech University.

(4)	Because the seven-year term limit for non-management directors was implemented alongside the Falcon Merger, Ms. Harvey’s term on the Company’s Board is deemed to have begun in June 2022 for purposes of the term limit policy.

2024 PROXY STATEMENT	23

Board of Directors’ Nominees

Jon-Al Duplantier Director since: 2022 Age: 56

Director Qualifications
Mr. Duplantier’s broad experience across commercial, governance, compliance, human resources and legal aspects of business, along with his professional and leadership experience, qualify him to serve as a member of the Board.
■Joined our Board in December 2022.
■Served as a director of Brigham from February 2021 until our merger with Brigham in December 2022.
■Enjoyed a 25-year career in the oil and gas industry with Conoco Inc., ConocoPhillips and Parker Drilling Company (“Parker Drilling”).
■Most recently served as Parker Drilling’s President, Rental Tools and Well Services, a position he held from April 2018 until his departure in July 2020.
■Held a series of executive positions at Parker Drilling where he had responsibility across more than a dozen countries, and his roles included management and oversight of legal affairs, corporate compliance and governance, human resources, environmental, safety and procurement from 2009 to 2018 prior to that role.
■Parker filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in December 2018.
■Worked for ConocoPhillips from 2002 to 2009, where he held legal and management roles, prior to joining Parker Drilling.
■Served in multiple roles of increasing responsibility at Conoco Inc., from 1995 to 2002.
■Holds a Juris Doctorate from Louisiana State University and a Bachelor of Science degree from Grambling State University.
■Director of AltaGas Ltd. (TSX: ALA), where he serves on the Governance Committee and the Human Resources and Compensation Committee.
■Director and member of the Audit Committee and Compensation Committee of Stellar Bancorp, Inc. (NASDAQ: STEL).
■Director of Kodiak Gas Services, Inc. (NYSE: KGS), where he chairs the Nominating, Governance and Sustainability Committee and serves as a member of the Personnel and Compensation Committee.

24	SITIO ROYALTIES CORP.

Board of Directors’ Nominees

Richard K. Stoneburner Director since: 2022 Age: 70

Director Qualifications Mr. Stoneburner’s management and geologic experience in the energy industry qualify him to serve as a member of the Board.
■Joined our Board in December 2022.
■Served as a director of Brigham from May 2018 until our merger with Brigham in December 2022.
■Has over 45 years of experience in the oil and gas industry. He currently is owner of Stoneburner Consulting Services.
■Served as Senior Advisor and Partner with Pine Brook Partners from April 2013 through December 2022.
■Served as president of the North America Shale Production Division for BHP Billiton Petroleum from 2011 to 2012.
■Served as president and chief operating officer of Petrohawk Energy Corporation, from 2009 to 2011. He was the company’s chief operating officer from 2007 to 2009 and led their exploration activities as executive vice president of exploration from 2003 to 2007.
■Began his career as a geologist in 1977 and held positions at Texas Oil and Gas Corp., Weber Energy Corp., Hugoton Energy Corp. and 3TEC Energy Corp. Mr. Stoneburner is non-Executive chairman for Tamboran Resources (ASX: TBN), as well as a director for private upstream companies Pursuit Oil and Gas and Elevation Resources.
■Formerly served as a director for private upstream companies Saguaro Resources, Accelerate Resources and Serafina Oil and Gas.
■Formerly served as non-Executive Chairman of Yuma Energy (NYSE: YUMAQ) until 2020. He is an advisor to Ayata, a private company developing oil and gas related AI.
■Serves on the advisory council of The Jackson School of Geosciences at the University of Texas at Austin, on the visiting committee of the Bureau of Economic Geology at the University of Texas at Austin and is a board member of not-for-profit Switch Energy Alliance.
■Former board member for not-for-profit Memorial Assistance Ministries and past President and former board member of the Houston Producers Forum.
■Holds a B.S. in Geological Sciences from the University of Texas at Austin, an M.S. in Geological Sciences from Wichita State University, was a member of the American Association of Petroleum Geologists (“AAPG”) Foundation’s Distinguished Lecturer Series in 2012-2013 and was awarded the Norman Foster Outstanding Explorer of the Year award by the AAPG in 2016.

2024 PROXY STATEMENT	25

Board of Directors’ Nominees

John R. (“J.R.”) Sult Director since: 2022 Age: 64

Director Qualifications
Mr. Sult’s experience in executive financial positions with large public companies, service on numerous public company boards and significant knowledge of board governance, finance, accounting and financial reporting, capital structures, capital allocation, strategic planning and forecasting qualify him to serve as a member of the Board.
■Joined our Board in December 2022.
■Served as a director of Brigham from May 2018 until our merger with Brigham in December 2022.
■Served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation from September 2013 until August 2016.
■Executive Vice President and Chief Financial Officer of El Paso Corporation (“El Paso”) from March 2010 until May 2012 where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009.
■Served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., from July 2010 until May 2012, where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009.
■Served as Chief Accounting Officer of El Paso and as Senior Vice President, Chief Financial Officer and Controller of El Paso’s Pipeline Group from November 2005 to November 2009.
■Served as Vice President and Controller of Halliburton Energy Services, Inc. from August 2004 to October 2005.
■Managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry.
■Prior to private practice, was an audit partner with Arthur Andersen LLP.
■Graduated from Washington & Lee University with a Bachelor of Science with Special Attainments in Commerce.
■Served on the board of directors of Dynegy, Inc., where he served as the chairman of its audit committee, from October 2012 to April 2018, and joined the board of directors of Vistra Corp. (NYSE: VST), where he currently serves as the chairman of its audit committee, in April 2018 in connection with its acquisition of Dynegy, Inc.
■Served on the board of directors of Jagged Peak Energy Inc. (NYSE: JAG), from January 2017 until its merger with Parsley Energy Inc. in January 2020, serving as the chairman of its audit committee.
■Serves on the Advisory Board of Boys and Girls Country of Houston, Inc.

26	SITIO ROYALTIES CORP.

Executive Officers

The following persons are the executive officers of the Company.

Name	Age	Position
Christopher L. Conoscenti	48	Chief Executive Officer
Carrie L. Osicka	46	Chief Financial Officer
Jarret J. Marcoux	42	Executive Vice President, Operations
Britton L. James	41	Executive Vice President of Land
A. Dax McDavid	43	Executive Vice President of Corporate Development
Brett S. Riesenfeld	39	Executive Vice President, General Counsel and Secretary

Christopher L. Conoscenti Chief Executive Officer and Director Age: 48

■Serves as Chief Executive Officer of Sitio.
■Joined Kimmeridge as the Chief Executive Officer of its mineral and royalty interest business in March 2019 following an 18-year career in oil and gas investment banking, most recently as a Managing Director in the Oil & Gas Investment Banking and Capital Markets Group at Credit Suisse from July 2014 to March 2019.
■Previously, Mr. Conoscenti worked in Oil & Gas Investment Banking at J.P. Morgan Securities LLC beginning in January 2001 where he served as a Managing Director from May 2012 until his departure in April 2014.
■His clients at Credit Suisse included large and mid-cap upstream E&P operators and minerals companies.
■Advised on numerous mergers and acquisition transactions and served as an active bookrunner on equity, equity-linked and debt transactions during his investment banking career.
■Holds a Bachelor of Arts degree from the University of Notre Dame and a Juris Doctor and a Master of Business Administration from Tulane University.

Carrie L. Osicka Chief Financial Officer Age: 46

■Serves as Chief Financial Officer of Sitio.
■Joined Kimmeridge as the Chief Financial Officer of its mineral and royalty interest business in April 2019 following a ten year career at Resolute Energy Corporation, where she served as the Senior Director of Finance from November 2017 to February 2019 and previously as Manager of Business Analytics from November 2010 to October 2017.
■Focused on strategy, financial planning, analysis and mergers and acquisition transactions while at Resolute Energy Corporation.
■Holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and Bachelor of Science degree in Accounting from Metropolitan State University.

2024 PROXY STATEMENT	27

Executive Officers

Jarret J. Marcoux Executive Vice President, Operations Age: 42

■Serves as Executive Vice President, Operations of Sitio.
■Joined Kimmeridge in January 2015 as Reservoir Engineer, became Vice President of Reservoir Engineering in September 2015 and Vice President of Engineering and Acquisitions of its mineral and royalty interest business in May 2019. Mr. Marcoux was involved in Kimmeridge’s investments in Arris Petroleum and 299 Resources and the subsequent sale of Kimmeridge’s ownership interests in those companies to PDC Energy.
■Spent two years at Baker Hughes Company, first consulting on various unconventional plays as a Reservoir Engineer from May 2013 until May 2014, and later held the title of Product Line Manager, overseeing subsurface consulting in the Permian Basin from June 2014 until December 2014.
■Has eight years of engineering experience working for IBM, Samsung Electronics Co., Ltd. and Advanced Micro Devices, Inc. within the electronics industry.
■Holds a Master of Engineering from Texas A&M University in Petroleum Engineering as well as a Bachelor of Science degree from the University of Massachusetts Amherst in Chemical Engineering with a secondary major in Economics.

Britton L. James Executive Vice President of Land Age: 41

■Serves as Executive Vice President of Land of Sitio.
■Joined Kimmeridge as Vice President of Land of its mineral and royalty interest business in December 2018 following a 12 year career in land management as part of teams covering the Bakken, Delaware Basin, Powder River Basin and several other basins throughout the United States, most recently as a Land Manager for Rockies Resources LLC from June 2018 until November 2018.
■Previously, an independent land consultant for multiple upstream companies from March 2018 until June 2018, and a Managing Partner, Vice President-Land and member of the Board of Directors for Clear Creek E&P, LLC from January 2017 until its sale in February 2018.
■Land Manager for Arris Petroleum Corporation from May 2015 until its sale to PDC Energy, Inc. in December 2016, Senior Landman for American Eagle Energy Corporation from January 2012 until May 2015, and Senior Landman for Whiting Petroleum Corporation for over five years.
■Involved in Kimmeridge’s investment in 299 Resources LLC until its sale to PDC Energy.
■Advised on acquisitions/divestitures, grassroots leasing, managing drilling programs and all other facets of land management during his career.
■Served as a Non-Commissioned Officer in the Colorado Army National Guard for six years in addition to his career in oil and gas.
■Holds a Bachelor of Science degree in Business from the University of Montana.

28	SITIO ROYALTIES CORP.

Executive Officers

A. Dax McDavid Executive Vice President of Corporate Development Age: 43

■Serves as Executive Vice President of Corporate Development of Sitio.
■Served as Senior VP of Exploration for Brigham, where he held positions of increasing responsibility since February of 2013, prior to Sitio.
■Focused his geologic efforts in the Midland, Delaware and Williston Basins, while also leading mineral and prospect evaluations in the Eagle Ford Shale play. In 2003, Mr. McDavid began his career while at Brigham.
■Began career as a Petroleum Geologist for Stalker Energy, L.P., an independent oil and gas exploration and development company located in Austin, Texas.
■As an onshore exploration and development geologist for Stalker, he was a key player in several new field discoveries and field redevelopment projects in Louisiana, the Fort Worth Basin and along the Texas Gulf Coast.
■Earned a Bachelor of Arts degree in Geology (2003) as well as a Master of Arts degree in Petroleum Geology (2006) both from the Jackson School of Geosciences at The University of Texas at Austin.
■Actively engaged alumnus of the Jackson School, serving as a member of the Jackson School of Geosciences Friends and Alumni Network (FAN) Board from 2008-2015 and serving as the FAN’s Board President in 2014 and 2015.
■An active member of the American Association of Petroleum Geologists serving as a member of the AAPG Trustee Associates for the AAPG Foundation.

Brett S. Riesenfeld Executive Vice President, General Counsel and Secretary Age: 39

■Serves as Executive Vice President, General Counsel and Secretary of Sitio.
■Joined Kimmeridge as the General Counsel of its mineral and royalty interest business in June 2019.
■Served as an attorney at Vinson & Elkins, L.L.P., from October 2010 to June 2019.
■Represented public and private companies in capital markets offerings and mergers and acquisitions, primarily in the oil and natural gas industry while at Vinson & Elkins, L.L.P.
■Holds a Bachelor of Arts degree from The University of Texas and a Juris Doctor from The University of Texas School of Law.

2024 PROXY STATEMENT	29

Corporate Governance Matters

Business Ethics & Transparency

Corporate Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics (the “Corporate Code of Business Conduct and Ethics”) that applies to all directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Corporate Code of Business Conduct and Ethics is to promote honest and ethical conduct in our business operations, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. As established in Sitio’s Corporate Code of Business Conduct and Ethics, the Company does not make direct or indirect political contributions in support of any party or candidate in any U.S. election. The Company encourages the personal and financial participation of its directors, officers and other employees in federal, state and local elective processes.

Additionally, Sitio’s Corporate Code of Business Conduct and Ethics does not allow bribes, kickbacks or any other form of payoff from the Company’s funds or assets. Sitio’s fundamental policy is to conduct its business with honesty and integrity in accordance with the highest legal and ethical standards. The Company and its directors, officers and other employees must comply with all applicable legal requirements of the United States and each other country in which the Company conducts business. The Company’s Executive Vice President, General Counsel and Secretary is responsible for oversight of the Company’s Corporate Code of Business Conduct and Ethics. Any waiver of this code may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. All executive officers and other employees are required to certify their compliance with the Corporate Code of Business Conduct and Ethics in connection with their onboarding process and annually thereafter. The Corporate Code of Business Conduct and Ethics is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Whistleblower Policy and Hotline

The Company’s Executive Vice President, General Counsel and Secretary is responsible for oversight of the Company’s Whistleblower Hotline. The Company’s Audit Committee is responsible for administering complaints received by the Company regarding accounting, internal accounting controls or auditing matters, potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures, whether through the Company’s Whistleblower Hotline or otherwise.

Sitio’s Whistleblower Hotline is:

Independently administered	Available to all persons at https://investors.sitio. com/whistleblower-information/

Anonymous, if desired by the whistleblower	Available 24/7/365 in English, Spanish and French

Because Sitio believes that strong standards of business ethics and transparency are paramount, Sitio’s Whistleblower Policy requires that Sitio not penalize or retaliate, nor tolerate retaliation, against an employee who has reported a concern in good faith. Sitio employees are informed of and required to read the Company Whistleblower Policy in connection with their onboarding process. As of the date of this Proxy Statement, Sitio has not received any reports through its Whistleblower Hotline.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) in accordance with the corporate governance rules of the NYSE. Sitio employees are informed of and required to read the Corporate Governance Guidelines in connection with their onboarding process. The Corporate Governance Guidelines are available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

30	SITIO ROYALTIES CORP.

Corporate Governance Matters

Bribery and Anti-Corruption Policy

The Board has adopted a standalone Bribery and Anti-Corruption Policy that applies to all directors, officers and other employees. The Bribery and Anti-Corruption Policy aims to prevent the Company from gaining unfair advantages in business dealings and ensure proper recording of payments and expenses. It prohibits bribery of both government officials and private sector entities, emphasizing compliance with legal standards and ethical business conduct. The Bribery and Anti-Corruption Policy outlines strict regulations against bribery, corruption, and improper payments, including guidelines for interactions with government personnel and the handling of gifts. Additionally, it establishes mechanisms for reporting concerns and prohibits retaliation against whistleblowers in accordance with the Company’s Whistleblower Policy, emphasizing the Company’s commitment to ethical business practices and transparency. The Bribery and Anti-Corruption Policy is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Corporate Responsibility

Sitio’s Approach to Corporate Responsibility

Since Sitio’s inception, the Company has been committed to implementing best-in-class corporate governance, partnering with responsible operators and fostering a diverse workplace. Sitio’s governance model and compensation structure provides strong alignment between the interests of shareholders and those of the Board and management. As a company with a specialized business focused on the acquisition, development and management of mineral and royalty interests, Sitio’s employees are its most important resource. Sitio’s fully staffed, experienced team is dedicated solely to its business of efficiently managing its assets while pursuing and consummating acquisitions. There are many benefits of mineral ownership, including no capital expenditures to explore, develop, or operate the oil and gas resources, no lease operating expense, no direct exposure to fluctuating oilfield service costs, and no environmental liabilities associated with the drilling and production of oil and gas. As a mineral and royalty company, Sitio does not produce oil or gas and does not directly develop or operate any oil and gas related infrastructure. The Company has a limited physical footprint, no field staff, and limited influence over the E&P operations that occur on its acreage. Due to the scope of its operations, Sitio has no Scope 1 greenhouse gas (“GHG”) emissions and its Scope 2 GHG emissions are only from power consumption at its office locations. While Sitio faces direct exposure to only a limited set of corporate responsibility risks and opportunities due to its business model, the Company supports the efforts of its operators to follow corporate responsibility, environmental and sustainability best practices to minimize our indirect exposure to risks associated with these issues.

Sitio’s Key Operators

Sitio’s customers are the E&P companies that operate the wells on the lands in which Sitio holds mineral and royalty interests. In addition to utilizing technical analysis to identify attractive mineral and royalty interests, Sitio’s management team strives to acquire mineral and royalty interests in properties with top-tier E&P operators. Sitio seeks E&P operators that are well-capitalized and have a strong track record of operating safely and responsibly, and that Sitio believes will continue to maximize production through the application of the latest drilling and completion techniques across its mineral and royalty interests. Sitio expects that its operators conduct their business with integrity and in alignment with industry best practices. Sitio targets minerals under operators with strong environmental track records, prioritizes responsible environmental practices and has language in its standard lease form that incentivizes E&P companies to avoid flaring natural gas. As Sitio continues to gain additional scale, it intends to further work with operators to reduce flaring and venting of methane and operate under environmental best practices.

As of December 31, 2023, approximately 189 E&P operators have producing oil and gas wells on Sitio’s acreage. All of Sitio’s key public operators provide disclosure regarding their sustainability efforts, including in many instances reporting highlighting the initiatives that they have implemented to help mitigate sustainability risks and their corporate responsibility initiatives.

2024 PROXY STATEMENT	31

Corporate Governance Matters

Governance

Corporate Responsibility Oversight

The Board and employee base are reflective of a culture that values diversity, with approximately 63% of Sitio’s employees and approximately 56% of Sitio’s directors who are women or racially/ethnically diverse. Sitio’s compensation for its Board and executive management is structured to be well aligned with shareholders, with incentive compensation for executive management that is 100% equity based, with an emphasis on absolute total shareholder return over a three-year period.

Sitio’s Board composition:
5 out of 9 (approximately 56%) current members are women or racially/ ethnically diverse	3 out of 9 (approximately 33%) current members are women	1 out of 9 (approximately 11%) current members are LGBTQ+

Sitio’s Board oversees the Company’s corporate responsibility efforts. Sitio’s Board receives an update from the management team each quarter regarding the Company’s corporate responsibility efforts and may receive more frequent updates from management as necessary. Sitio has established a Corporate Responsibility Taskforce comprised of Sitio’s Executive Vice President, General Counsel and Secretary, Vice President of Finance and Investor Relations and other members of the Company’s Finance and Legal teams to spearhead the Company’s corporate responsibility efforts.

To date, Sitio has implemented several corporate responsibility-related policies and charters, including its:

Audit Committee Charter	Compensation Committee Charter	Nominating and Corporate Governance Committee Charter

Corporate Code of Business Conduct and Ethics	Corporate Governance Guidelines	Human Rights Policy

Bribery and Anti-Corruption Policy	Environmental, Health and Safety Policy	Whistleblower Policy

Clawback Policy	Supplemental Clawback Policy	Stock Ownership Guidelines

For more information about each of the above-referenced policies and charters, please see the Investor Relations section under the “Governance Documents” tab of the Company’s website at https://investors.sitio.com. For more information about Sitio’s Corporate Code of Business Conduct and Ethics, Corporate Governance Guidelines, Bribery and Anti-Corruption Policy and Whistleblower Policy, please see “Business Ethics & Transparency” above. For more information about Sitio’s Human Rights Policy, please see “Human Rights” below. For more information about Sitio’s Environmental, Health and Safety Policy, please see “Environment” below. For more information about Sitio’s Clawback Policy, Supplemental Clawback Policy and Stock Ownership Guidelines, please see “Executive Compensation” below.

Cybersecurity

Cybersecurity and information technology plays an important role in the success of Sitio. As a mineral and royalty company, Sitio has become increasingly dependent on digital technologies to perform its services and to process and record financial and operating data. Sitio’s management team periodically briefs the Board regarding information technology and cybersecurity matters and developments. The Company requires periodic information security training and implements simulated phishing attacks, two-factor authentication and other cybersecurity protection measures. As of the date of this Proxy Statement, Sitio has not experienced any material cybersecurity incidents.

32	SITIO ROYALTIES CORP.

Corporate Governance Matters

Social

Human Capital Management

Sitio considers its workforce to be essential. The Company seeks to structure its hiring practices, compensation and benefits programs, and employee practices to attract and retain high-quality personnel and to provide a comfortable and collegial work environment. Additionally, Sitio ensures that every employee is a shareholder of the Company. Benefits for all non-executive employees include:

■Competitive base salary, annual bonus and other incentives
■25 days paid time off and 11 paid holidays annually
■One-time Restricted Stock Unit (“RSU”) award grant upon hire
■Eligibility for annual discretionary RSU awards
■Company-paid health, vision, and dental insurance
■401(k) safe harbor contributions ■Company-paid parental leave ■Company-paid short and long-term disability ■Company-paid life and AD&D insurance ■Reimbursement for fertility and family planning

Sitio seeks to maximize employee satisfaction and engagement. Employee satisfaction and engagement measures include:

■Available formal, confidential grievance reporting through the Whistleblower program for employees
■Annual employee engagement survey and internal review and discussion of results
■Employee training and development
■Annual 360 performance review and feedback process, inclusive of the CEO and other named executive officers
■Company-supported certifications and licenses

■Other job-specific development training programs and networking opportunities
■Focus on succession planning and employee development at multiple levels throughout the Company
■A Director of Human Resources responsible for leading Sitio’s human capital management function, talent development strategy and employee training

Sitio’s employee base and its Board value individuals who possess diverse skill sets, high energy and a forward-thinking attitude. As of December 31, 2023, Sitio’s employees are approximately 47% women and approximately 26% racially/ethnically diverse. As of December 31, 2023, approximately 63% of the Company’s employees are women or racially/ethnically diverse. Sitio’s management team is approximately 17% women and approximately 17% racially/ethnically diverse.

Sitio is an equal opportunity employer, and in accordance with applicable federal and state laws, will not discriminate in recruitment, employment, promotion, training or any other job-related matters regardless of race, religion, color, sex, sexual orientation, gender identity, national origin, age, disability, or veterans as proscribed under applicable federal, state, or local law.

Community Relations

Sitio believes that it is imperative for all companies to have a positive impact on their communities. As part of its engagement efforts, Sitio hosts an annual Volunteer Day at each of its offices, where employees volunteer their time and effort to give back to local communities.

Additionally, Sitio supports its operators’ efforts to engage with their respective local communities. Sitio believes that its operators have a track record of strong community engagement, including through local stakeholder identification and consultation and local philanthropic initiatives. For more information on Sitio’s operators’ community engagement efforts, please see “Sitio’s Key Operators.”

Human Rights Policy

Sitio respects human rights and seeks to avoid infringing on the rights of others. The Company’s commitment to respecting human rights is based in part on the federal and state laws applicable to the jurisdictions in which Sitio operates. The Company is committed to maintaining a workplace free from harassment and discrimination. Harassment and discrimination is strictly prohibited under Sitio’s Employee Handbook.

2024 PROXY STATEMENT	33

Corporate Governance Matters

Further, the Board has adopted a Human Rights Policy that applies to all directors, officers and other employees. The Human Rights Policy underscores the Company’s commitment to upholding human rights standards in all aspects of its operations and relationships. It outlines principles and expectations for employees, officers, and directors to ensure compliance with applicable laws and support for international human rights frameworks. The Policy covers various human rights concerns, including equal opportunity, child labor, forced labor, due diligence, and respect for indigenous communities. Additionally, it establishes mechanisms for reporting concerns in accordance with the Company’s Whistleblower Policy and emphasizes training and awareness initiatives. Additionally, as outlined in the Human Rights Policy, Sitio supports its operators’ efforts to protect, promote and conduct their operations in a manner that respects human rights. The Human Rights Policy is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Workforce Health & Safety

Sitio is committed to ensuring a safe and healthy working environment and provides company-paid health, vision and dental insurance to all of its employees. As an acquirer and manager of mineral and royalty interests, Sitio’s workforce is comprised solely of office personnel. Sitio and its employees do not conduct any oil and gas operations or field work. Due to the nature of Sitio’s business, the Company does not face material workforce healthy and safety risks and therefore has not implemented a formal health and safety management system. However, the Board has adopted an EH&S Policy, applicable to all directors, officers and other employees, that underscores the Company’s commitment to adhere to EH&S laws and regulations, prioritizing human health, safety, and environmental protection. Further, Sitio has not experienced any reported workforce health and safety-related incidents as a public company.

Environment

Environmental, Health and Safety Policy

The Board has adopted an Environmental, Health and Safety (“EH&S”) Policy that applies to all directors, officers and other employees. The EH&S Policy underscores the Company’s commitment to adhere to EH&S laws and regulations, prioritizing human health, safety, and environmental protection. The EH&S Policy emphasizes compliance with EH&S standards, including those related to occupational safety, health, and environmental protection. Sitio aims to minimize its environmental impacts, promote EH&S responsibility, provide necessary resources and training, and foster a culture of environmental awareness. Additionally, the EH&S Policy outlines transparent mechanisms for reporting EH&S concerns, ensuring accountability, and prohibiting retaliation against whistleblowers in accordance with the Company’s Whistleblower Policy. The Environmental, Health and Safety Policy is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Greenhouse Gas Emissions & Climate Change

2022	2021

In 2022, Sitio had no Scope 1 emissions. In 2022, pro forma for Sitio’s acquisitions of Falcon and Brigham, Sitio’s market-based Scope 2 emissions as calculated by an independent third party were approximately 128 MT CO2E (0.0114 MT CO2E/Mboe(5)).	In 2021, Sitio had no Scope 1 emissions. In 2021, Sitio’s market-based Scope 2 emissions as calculated by an independent third party were approximately 33 MT CO2E (0.0080 MT CO2E/Mboe).(6)

Scope 1	Presently, Sitio has no environmental liabilities and, due to the nature of its business, no Scope 1 GHG emissions.
Scope 2	The Company’s minimal Scope 2 emissions are from power consumption at Sitio’s three office locations.
Offices	Sitio’s Denver, Colorado headquarters is located in a LEED Gold Core and Shell certified office building and Sitio’s Houston, Texas office is LEED Silver certified.
Form Lease	The Company’s form lease agreement with operators provides an economic disincentive for the flaring of natural gas, which is designed to reduce unnecessary methane and other GHG emissions by the Company’s operators.

For further discussion of Sitio’s direct and indirect climate-related risks, please see the Risk Factors and other disclosure in the Company’s Annual Report on Form 10-K.

(5)	Mboe is defined as one thousand barrels of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six thousand cubic feet of natural gas to one barrel of crude oil. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(6)	Sitio’s 2021 market-based Scope 2 emissions are comprised of power consumption at Sitio’s offices in Denver, Colorado and Houston, Texas and are not pro forma for Sitio’s acquisition of Brigham. Sitio’s Scope 2 emissions increased in 2022 compared to 2021 due to increased office space associated with the Company’s continued growth.

34	SITIO ROYALTIES CORP.

Corporate Governance Matters

Biodiversity Impacts

As a mineral and royalty company, Sitio does not directly control the biodiversity impacts of E&P activities on its acreage. Sitio generally acquires mineral and royalty interests separately from surface interests on the same lands, meaning that except for de minimis surface interests, Sitio does not have control or visibility into surface activities. Therefore, Sitio does not have the ability to conduct restoration programs at operational sites, develop an environmental management system, collect or report data on spills, or perform biodiversity impact assessments.

However, Sitio supports its operators’ efforts to minimize ecological and biodiversity impacts from their operations. For more information on the Company’s operators, please see “Sitio’s Key Operators.”

Air Emissions, Water and Waste Management

As a mineral and royalty company, Sitio does not incur any plugging and abandonment obligations or environmental liabilities associated with oil and gas production. These obligations and liabilities are borne by the working interest owner(s) in the wells on Sitio’s acreage. As Sitio does not have any direct oil and gas operations, the Company does not have relevant traditional E&P company emissions (such as direct NOx, SOx, VOC, PM or HAP emissions) and waste metrics or related disclosures. However, Sitio does endeavor to minimize its direct emissions and waste impact where possible.

Sitio only has limited direct consumption of water and water resources through the operation of its three offices. The Company recognizes the crucial role that water plays in the communities in which it operates and in the oil and gas industry. Sitio supports the efforts of its operators to implement responsible water use practices, such as sustainable sourcing, recycling, reuse and safe disposal of water in their operations.

No hazardous materials are used in Sitio’s direct operations. Non-hazardous waste recycling programs are utilized in each of Sitio’s corporate offices.

Additionally, Sitio supports its operators’ efforts to minimize their air emissions and waste impact.

Board Composition

The number of members of our Board will be fixed from time to time exclusively by resolution of the Board, pursuant to the Restated Certificate of Incorporation and Bylaws (as amended from time to time) and subject to the terms of the Director Designation Agreement the Company entered into with certain of its stockholders. Currently, the number of directors comprising our Board is set at nine. In accordance with the Restated Certificate of Incorporation, at each annual meeting of stockholders, each director will be elected for a term expiring at the next annual meeting. Moreover, pursuant to the Corporate Governance Guidelines, there are seven-year term limits for non-management directors. The Nominating and Corporate Governance Committee is responsible for reviewing the advisability or need for any changes in the number and composition of the Board.

Director Independence

As a public company, we are subject to various requirements of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the Board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, diversity, skills and expertise that are likely to enhance the Board’s ability to oversee the Company’s affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. Our Board has determined that, with the exception of Mr. Conoscenti, all of our director nominees are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each independent director has no material relationship with the Company.

2024 PROXY STATEMENT	35

Corporate Governance Matters

Leadership Structure of the Board

The Bylaws and Corporate Governance Guidelines provide the Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Effective December 2022, the two positions are separate; Mr. Lockshin serves as our Chairman of the Board and Mr. Conoscenti serves as a director and our Chief Executive Officer. When the position of Chairman is not held by an independent director, a Lead Independent Director will be designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee.

The Chairman of the Board establishes the agenda for each Board meeting. Each director is free to suggest the inclusion of items on the agenda and to raise any Board meeting subjects that are not on the agenda for a given meeting. Non-management directors have regularly scheduled meetings in executive sessions. Such executive sessions are led by our Chairman of the Board. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

The Board has concluded that our current leadership structure is appropriate at this time and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

36	SITIO ROYALTIES CORP.

Corporate Governance Matters

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Board of Directors
The Board is responsible for monitoring and assessing strategic risk exposure.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
■Discusses with management the Company’s guidelines and policies related to risk management, including exposure to financial risk, commodity price risk and cybersecurity risk.
■Monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.
■Assesses risks related to the Company’s compensation policies and programs. ■Oversees the Company’s trading, anti-hedging and pledging policies applicable to executive officers and directors.
■Reviews management’s monitoring of compliance programs and the Corporate Code of Business Conduct and Ethics.
■Evaluates the adequacy of the Corporate Governance Guidelines in light of changing corporate governance trends and regulations.
■Advises Board and makes recommendations regarding corporate governance practices.

Management
■Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company.
■Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Oversight of Cybersecurity Risk.
Management is responsible for assessing, identifying, and managing risks from cybersecurity threats. Through the Company’s enterprise risk management program, the Board of Directors is responsible for overseeing cybersecurity, information security, and IT risks, as well as management’s actions to identify, assess, mitigate, and remediate those risks. The Audit Committee assists the Board in exercising oversight of the Company’s cybersecurity, information security, and IT risks. All employees are required to receive annual cybersecurity awareness training. As of the date of this Proxy Statement, the Company has not been subject to any material cybersecurity incidents.

Management Succession Planning.
The Board oversees CEO and management succession planning and is working with the Company’s Director of Human Resources to establish a succession planning structure for all executive officers. Succession planning underway includes developing job descriptions and identifying potential internal and external candidates. The Board is working collaboratively with the Director of Human Resources on succession planning, receiving regular updates and providing actionable feedback.

2024 PROXY STATEMENT	37

Corporate Governance Matters

Committees of the Board of Directors

We have an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee of the Board and may have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board have the composition and responsibilities described below.

Each of these committees has a charter, which, along with our Corporate Code of Business Conduct and Ethics are available in the Investor Relations section under the “Governance Documents” tab on our website https://investors.sitio.com and stockholders may obtain printed copies, free of charge, by sending a written request to Sitio Royalties Corp., 1401 Lawrence Street, Suite 1750, Denver, CO 80202; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this Proxy Statement or any other report we may file with the SEC.

Audit Committee

Members:
Morris R. Clark (Chair)
Claire R. Harvey
John R. (“J.R.”) Sult

Meetings in 2023:
4

Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities

■Assist the Board in overseeing our accounting, financial reporting and enterprise risk management processes and the audits of our financial statements; and
■Coordinate the appointment, compensation and oversight of the Company’s independent auditor, oversight of internal audit and other audit-related matters, if applicable.

Our Board has affirmatively determined that each of Mr. Clark, Mr. Sult and Ms. Harvey meets the definition of “independent director” for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of Mr. Clark, Mr. Sult and Ms. Harvey has been determined by our Board to be financially literate and to have accounting or related financial management expertise. Our Board has also determined that Mr. Clark qualifies as the “audit committee financial expert” as defined by SEC rules. For more information about the responsibilities of the Audit Committee, please see “Report of the Audit Committee of the Board of Directors.”

During the year ended December 31, 2023, the Audit Committee consisted of Mr. Clark, Ms. Harvey and Mr. Sult, with Mr. Clark serving as committee chair.

38	SITIO ROYALTIES CORP.

Corporate Governance Matters

Compensation Committee

Members:
Alice E. Gould (Chair)
Noam Lockshin
Gayle Burleson
Jon-Al Duplantier

Meetings in 2023:
4

The Compensation Committee’s duties are discussed in detail in the “Compensation Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities

■Oversee the Company’s overall compensation philosophy that applies to all Company employees;
■Review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;
■Otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and
■Perform such other functions as the Board may assign to the Compensation Committee from time to time.

Our Board has affirmatively determined that each of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier meets the definition of “independent director” in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members. Each of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier qualifies as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

During the year ended December 31, 2023, the Compensation Committee consisted of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier, with Ms. Gould serving as committee chair.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq, as well as the NYSE listing rules following the listing transfer described above, and the SEC.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see “Compensation Discussion and Analysis.”

2024 PROXY STATEMENT	39

Corporate Governance Matters

Nominating and Corporate Governance Committee

Members:
John R. (“J.R.”) Sult (Chair)
Claire R. Harvey
Richard K. Stoneburner

Meetings in 2023:
4

Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the “Corporate Governance Guidelines” and “Identification of Director Candidates” sections included herein and in the “Nominating and Corporate Governance Committee Charter” that is posted in the Investor Relations section under the “Governance Documents” tab on the Company’s website at https://investors.sitio.com.

Principal Responsibilities

■Assist our Board in identifying, evaluating, and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure and advising our Board about corporate governance processes and practices;
■Conduct annual Board performance reviews, including reviews of individual directors; and
■Lead CEO succession planning efforts.

Our Board has affirmatively determined that each of Mr. Sult, Ms. Harvey and Mr. Stoneburner meets the definition of “independent director” in accordance with NYSE listing standards.

During the year ended December 31, 2023, the Nominating and Corporate Governance Committee consisted of Ms. Harvey, Mr. Sult and Mr. Stoneburner, with Mr. Sult serving as committee chair.

Identification of Director Candidates

40	SITIO ROYALTIES CORP.

Corporate Governance Matters

It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meetings of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. minerals and royalties company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote sufficient time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating and Corporate Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors. We have found that the diversity and strength of our directors’ professional and leadership experience allows for open and robust dialog and enhances the Board’s decision-making ability.

The Board and the Nominating and Corporate Governance Committee have reflected in the charter of the Nominating and Corporate Governance Committee our commitment to consider diversity in professional experience, skills and background and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board’s composition. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Corporate Governance Committee values the skills set forth in the Company’s skills matrix set forth in this Proxy Statement, among others. The Nominating and Corporate Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and finance and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Corporate Governance Committee will continue to seek opportunities to enhance this diversity and does not discriminate based upon race, religion, sex, sexual orientation, gender identity, national origin, age, disability, citizenship, or any other legally protected status.

Submission of Stockholder Proposals for the 2025 Annual Meeting

For any proposal to be considered for inclusion in our proxy statement and proxy card for submission to the stockholders at the 2025 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 calendar days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Secretary of the Company at the principal executive office at 1401 Lawrence Street, Suite 1750, Denver, CO 80202, no later than November 29, 2024; however, if we hold the 2025 Annual Meeting more than 30 calendar days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for the 2025 Annual Meeting.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. A stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. Accordingly, for our 2025 Annual Meeting, assuming the meeting is held on or about May 14, 2025, and if we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 13, 2025 and no earlier than the close of business on January 14, 2025. Nominations and proposals also must satisfy other requirements set forth in our Bylaws.

In the case of nominations, in addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice which sets forth the information required by Rule 14a-19 of the Exchange Act (“Rule 14a-19”), and such notice must be received no later than the earlier of the time provided in our Bylaws or the time provided in Rule 14a-19. Thus, for our 2025 Annual Meeting, assuming the meeting is held on or about May 14, 2025, such stockholders must provide proper written notice that sets forth all of the information required by Rule 14a-19 to our principal executive office between January 14, 2025 and February 13, 2025. However, if the Board or the Chair of the 2025 Annual Meeting determines that any stockholder proposal was not made in accordance with the foregoing provisions, such proposal shall not be presented for action at the 2025 Annual Meeting.

2024 PROXY STATEMENT	41

Corporate Governance Matters

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

During 2023, the Board held 15 meetings, and each of the Company’s continuing directors who was then-serving attended or participated in at least 85% of all regularly scheduled meetings of our Board and committees of which he/she was a member. All then-current directors attended the Company’s 2023 Annual Meeting of Stockholders held on May 16, 2023 (the “2023 Annual Meeting”). We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Board and Committee Evaluation Process

Complete Assessment	Participate in One-on-One Interview	Review Responses	Incorporate Feedback

■ Board and committee effectiveness and culture
■ Board and committee structure, leadership, duties and composition
■ Board processes and best practices
■ Board oversight, risk management and tone at the top
■ Quality and frequency of meetings
■ Quality of information and materials provided to Board and committees

■ One-on-one interviews conducted with each director
■ Interviews provide additional, candid feedback on Board effectiveness and individual director strengths and performance, as well as areas for improvement
The Nominating and Corporate Governance Committee receives and reviews the assessments and reports to the full Board on the performance of the Board and its committees
■ The Board works with executive management to facilitate any action items from the Board and committee evaluation process
■ The Nominating and Corporate Governance Committee reviews the evaluation process annually

Director Onboarding and Continuing Education

We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant finance, accounting and risk management issues, corporate governance, compliance, and key policies and practices. The orientation sessions are tailored to the particular director depending on their level of experience serving on other public company boards, their knowledge of the Company and its industry and the oversight areas of applicable committees. Every orientation provides each director with an in-depth overview of the Company’s strategic plans, corporate governance practices and other key policies and practices.

Each director is expected to remain informed and engage in ongoing learning opportunities as necessary to maintain expertise to perform their responsibilities as a director. Board meetings include periodic third-party speakers to ensure the Board is made aware of trends and developments on a wide range of topics relevant to the Board. From time to time, we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance and changes in legal and regulatory issues. On occasion, we may also coordinate training and educational sessions for directors from outside experts. We reimburse directors for reasonable costs associated with attending relevant director education programs.

42	SITIO ROYALTIES CORP.

Corporate Governance Matters

Stockholder and Interested Party Communications with the Board of Directors

We believe that regular stockholder engagement is essential to our Company’s success, and welcome all communication from stockholders. Should stockholders and interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1401 Lawrence Street, Suite 1750, Denver, CO 80202. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “STR Stockholder — Board Communication” or “STR Stockholder — Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Ms. Gould, Mr. Lockshin, Ms. Burleson and Mr. Duplantier. None of such persons was an officer or employee of the Company or any of its subsidiaries during fiscal year 2023 or was formerly an officer or employee of the Company. During fiscal year 2023, no member of our Board was an executive officer of a company at which one of our executive officers served as a member of the board of directors or compensation committee.

2024 PROXY STATEMENT	43

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2024 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by:

■	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
■	each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and
■	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Sitio Royalties Corp. 1401 Lawrence Street, Suite 1750, Denver, CO 80202. The percentages are based on 82,424,709 shares of Class A common stock and 74,803,685 shares of Class C common stock outstanding as of March 11, 2024.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)(2)
	Class A Common Stock		Class C Common Stock		Combined Voting Power(3)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
Blackstone(4)	—	—	20,095,233	26.9%	20,095,233	12.8%
Source Energy Partners, LLC(5)	10,431	*	15,443,610	20.6%	15,454,041	9.8%
Kimmeridge(6)	—	—	36,495,520	48.8%	36,495,520	23.2%
Vanguard(7)	8,065,388	9.8%	—	—	8,065,388	5.1%
BlackRock(8)	6,273,805	7.6%	—	—	6,273,805	4.0%
Neuberger Berman Group LLC(9)	5,906,087	7.2%	—	—	5,906,087	3.8%
Wellington Management Group LLC(10)	4,868,385	5.9%	—	—	4,868,385	3.1%
Fidelity(11)	12,235,376	14.8%	—	—	12,235,376	7.8%
Directors, Director Nominees and Named Executive Officers:
Noam Lockshin(12)	19,213	*	—	—	19,213	*
Christopher L. Conoscenti	77,477	*	87,205	*	164,682	*
Morris R. Clark(12)	19,213	*	—	—	19,213	*
Alice E. Gould(13)	21,705	*	—	—	21,705	*
Claire R. Harvey(14)	36,851	*	—	—	36,851	*
Gayle L. Burleson(15)	17,171	*	—	—	17,171	*
Jon-Al Duplantier(16)	26,116	*	—	—	26,116	*
Richard K. Stoneburner(17)	8,782	*	—	—	8,782	*
John R. (“J.R.”) Sult(18)	73,131	*	—	—	73,131	*
Carrie L. Osicka	27,326	*	55,860	*	83,186	*
Jarret J. Marcoux	21,407	*	47,034	*	68,441	*
Britton L. James	19,359	*	46,257	*	65,616	*
A. Dax McDavid	167,117	*	102,006	*	269,123	*
Brett S. Riesenfeld	24,357	*	47,034	*	71,391	*
All Executive Officers, Directors and Director Nominees as a Group (14 persons)	559,225	*	385,396	*	944,621	*

44	SITIO ROYALTIES CORP.

Security Ownership of Certain Beneficial Owners and Management

*	Less than 1%.
(1)	Pursuant to Rule 13d-3 promulgated under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	Subject to the terms of the Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, LP (“Sitio OpCo”), holders of limited partnership interest units (“OpCo Units”) in Sitio OpCo (other than Sitio) generally have the right to redeem all or a portion of their OpCo Units (together with a corresponding number of shares of Class C common stock) for Class A common stock at a ratio of one share of Class A common stock for each OpCo Unit (and corresponding share of Class C common stock). Sitio has the option to deliver cash in lieu of shares of Class A common stock upon exercise by a holder of OpCo Units.
(3)	This column reflects the combined voting power of the Class A common stock and Class C common stock held by each identified stockholder as of March 22, 2024. Consideration Allocation Rights represent the right to receive shares of Class A common stock held by certain employees of the Company that may be forfeited back to the Company in certain circumstances and reallocated among the holders of the Consideration Allocation Rights. The holders of the Consideration Allocation Rights are not entitled to vote or dispose of the Class A common stock underlying such rights unless such Class A common stock is forfeited back to the Company and reallocated among the holders of the Consideration Allocation Rights. Because the holders of the Consideration Allocation Rights are not entitled to vote or dispose of the shares of Class A common stock underlying such rights, such shares were not included when calculating a holder’s combined voting power.
(4)	Reported shares include (i) 8,637,727 shares of Class C common stock held by BX Royal Aggregator LP and (ii) 11,457,506 shares of Class C common stock, including those underlying the rights of certain stockholders to receive one shares of Class C common stock and one unit of Sitio OpCo for each restricted security forfeited (each such right, an “Allocation Right”), held by RRR Aggregator LLC (“RRR Aggregator”). The Class C common stock held by RRR Aggregator represents 11,400,218 units of Sitio OpCo and an equal number of shares of Class C common stock previously held directly by Rock Ridge Royalty Company LLC (“Rock Ridge”) that were distributed to RRR Aggregator in a distribution, which are convertible, as a unit, into an equal number of shares of Class A common stock. Includes 57,288 shares of Class C common stock underlying the Allocation Rights previously held directly by Rock Ridge that were in part assigned to RRR Aggregator. BCP VI/BEP Holdings Manager L.L.C. is the general partner of BX Royal Aggregator LP. Blackstone Energy Management Associates L.L.C. and Blackstone Management Associates VI L.L.C. are the managing members of BCP VI/BEP Holdings Manager L.L.C. Blackstone EMA L.L.C. is the sole member of Blackstone Energy Management Associates L.L.C. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. BX Primexx Topco LLC is the sole member of RRR Aggregator. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VI L.L.C., Blackstone EMA L.L.C., BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. (“Blackstone”) is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Securities Partners L.P., an affiliate of Blackstone, identifies as a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Blackstone and its affiliates. Blackstone Securities Partners L.P. is not involved in this transaction. The sole holder of the Series II preferred stock of Blackstone is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Adam Jenkins and Mark Henle, each an employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, and Erik Belz, a former employee of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon, the predecessor to STR Sub, Inc. (f/k/a Sitio Royalties Corp.) (“Old Sitio”). Additionally, Alan Hirshberg, a senior advisor of an affiliate of BX Royal Aggregator LP and RRR Aggregator, previously served on the board of directors of Falcon. The address of each of the persons identified in this note is c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154.
(5)	Reported shares include 12,935,120 shares of Class C common stock (including those underlying the Allocation Rights) held by Source Energy Partners, LLC (“Source Energy”). Also includes 10,431 shares of Class A common stock held by OCM FIE, LLC, 5,610 shares of Class C common stock held by Source Energy Permian II, LLC (“Source II”), 2,502,880 shares of Class C common stock held by Sierra Energy Royalties, LLC (“Sierra”). Sierra Energy Intermediate, LLC (“Sierra Intermediate”) is the sole member of Source II and the sole member of Sierra. Sierra Energy Holdings, LLC (“Sierra Holdings”) is the sole member of Sierra Intermediate. Opps XI PVDC PT, L.P. (“Opps XI”) is the majority equity holder of Sierra Holdings. Oaktree Fund AIF Series (Cayman), L.P. (“Oaktree Fund AIF Series”) is the general partner of Opps XI. Oaktree AIF (Cayman) GP Ltd. (“Oaktree AIF”) is the general partner of Oaktree Fund AIF Series. Oaktree Capital Management, L.P. (“OCMP LP”) is the managing member of OCM FIE, LLC and Oaktree AIF. Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of OCMP LP. Atlas OCM Holdings, LLC (“Atlas OCM”) is the sole managing member of Management GP. OCM Source Holdings, L.P. (“OCM Source”) is the sole owner of Series A Units of Source Energy. Oaktree Fund GP, LLC (“Fund GP”) is the general partner of OCM Source. Oaktree Fund GP I, L.P. (“Fund GP I”) is the managing member of Fund GP. Oaktree Capital I, L.P. (“Capital I”), is the general partner of Fund GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I. Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings. Oaktree Capital Group Holdings GP, LLC is the indirect owner of the class B units of OCG. Brookfield Corporation (f/k/a Brookfield Asset Management Inc.) (“BAM”), as the indirect owner of the class A units of OCG, has the ability to appoint and remove certain directors of OCG. BAM Partners Trust, as the sole owner of Class B Limited Voting Shares of BAM, has the ability to appoint and remove certain directors of BAM. OCM FIE, LLC is an affiliate of OCM investments, LLC and Brookfield Oaktree Wealth Solutions LLC, each of which is a registered broker-dealer and acts as broker-dealer with respect to securities offerings by various investment funds managed by Oaktree Capital Management, L.P. and its affiliates. Neither such broker-dealer is involved in this transaction. Allen Li, a Senior Vice President at Oaktree Capital Management, L.P., was a director at Sitio (f/k/a Falcon Minerals Corporation) from June 2022 to December 29, 2022. Mr. Li was also a director at Desert Peak, which merged into Falcon, since August 2021. The address of each of the persons identified in this note is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(6)	Reported shares include (i) 32,390,232 shares of Class C common stock (including those underlying the Allocation Rights) held by KMF DPM HoldCo, LLC and (ii) 4,288,682 shares of Class C common stock (including those underlying the Allocation Rights) held by Chambers DPM HoldCo, LLC. Kimmeridge, a Delaware limited liability company, is the investment adviser to the ultimate parent company of KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC. Kimmeridge is party to certain agreements with the Company and KMF Land, LLC, the Company’s predecessor for accounting purposes (the “accounting predecessor” and, together with Falcon and Old Sitio, the “Predecessors”). Kimmeridge is managed by a board of managers, each of whom is a Managing Member, consisting of Benjamin Dell, Henry Makansi, Neil McMahon, Noam Lockshin, Alexander Inkster, Neda Jafar and Denis Laloy. Mr. Lockshin currently serves on our Board. The address of each of the persons identified in this note is 412 West 15th Street—11th Floor, New York, New York 10011.

2024 PROXY STATEMENT	45

Security Ownership of Certain Beneficial Owners and Management

(7)	Based on Schedule 13G filed February 13, 2024, the Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The address of the business office of each of the persons identified in this note is 100 Vanguard Blvd., Malvern, PA 19355.
(8)	Based on Schedule 13G filed January 26, 2024, reported shares consist of 6,273,805 shares of Class A common stock held by BlackRock, Inc. The address of the person identified in this note is 55 East 52nd Street, New York, NY 10055.
(9)	Based on Schedule 13G filed February 12, 2024, reported shares of 5,906,087 shares of Class A common stock held by Neuberger Berman Group LLC. Neuberger Berman Investment Advisers LLC serves as investment manager to Neuberger Berman Group LLC. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC and Neuberger Trust Holdings LLC, controls Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC and certain affiliated persons. The address of each of the persons identified in this note is 1290 Avenue of the Americas, New York, NY 10104.
(10)	Based on Schedule 13G filed February 8, 2024, reported shares of 4,868,385 shares of Class A common stock held by Wellington Management Group LLP. Wellington Management Group LLP is parent holding company of certain holding companies and Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”). Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of each of the persons identified in this note is 280 Congress Street, Boston, MA 02210.
(11)	Based on Schedule 13G filed February 9, 2024, reported shares of 12,235,376 shares of Class A common stock held by FMR LLC. FMR LLC is the parent holding company of its wholly owned subsidiaries (i) FIAM LLC IA; (ii) Fidelity Institutional Asset Management Trust Company BK; (iii) Fidelity Management & Research Company LLC IA; and (iii) Strategic Advisers LLC IA. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The address of each of the persons identified in this note is 245 Summer Street, Boston, Massachusetts 02210.
(12)	Reporting person beneficially owns (i) 10,431 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to Sitio’s Long-Term Incentive Plan (the “Sitio LTIP”). Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(13)	Reporting person beneficially owns (i) 12,923 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(14)	Reporting person beneficially owns (i) 28,069 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(15)	Reporting person beneficially owns (i) 8,389 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(16)	Reporting person beneficially owns (i) 17,334 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(17)	Reporting person beneficially owns 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.
(18)	Reporting person beneficially owns (i) 64,349 shares of Class A common stock and (ii) 11,710 deferred share units granted pursuant to the Sitio LTIP. Such deferred share units vest in four equal quarterly installments over the one-year period following May 16, 2023, subject to the reporting person’s continuous service through each such date, and 8,782 deferred share units are vested as of the date of this Proxy Statement.

46	SITIO ROYALTIES CORP.

Certain Relationships and Interested Transactions

Policies and Procedures for Review of Interested Transactions

As part of our commitment to good governance, the Board and Audit Committee review potential conflicts of interest to ensure decisions are being made with the best interest of the Company in mind. We define an “Interested Transaction” is a transaction, arrangement, or relationship in which we are or will be a participant, the amount of which involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. A “Related Person” means:

■	a director or director nominee of the Company;
■	a senior officer of the Company, which, among others, includes each vice president and officer of the Company that is subject to reporting under Section 16 of the Exchange Act;
■	a stockholder (together with any of its controlling or controlled affiliates) owning more than 5% of any class of the Company’s voting stock (together, a “5% Stockholder”);
■	a person who is an immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, senior officer or 5% Stockholder and any person (other than a tenant or employee) sharing the household of the director, director nominee, senior officer or 5% Stockholder; or
■	an entity that is owned or controlled by someone listed above, an entity in which someone listed above has a substantial ownership interest or control of the entity, or an entity in which someone listed above is an executive officer or general partner, or holds a similar position.

Our Board adopted the written Related Persons Transaction Policy of Old Sitio prior to the Brigham Merger, effective as of December 29, 2022. Pursuant to this policy, our Audit Committee will review all material facts of all Interested Transactions and either approve or disapprove entry into the Interested Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into an Interested Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Interested Transaction is material to the Company. Further, the policy will require that all Interested Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Sitio OpCo Partnership Agreement

On June 7, 2022, the Company entered into the Second Amended and Restated Agreement of Limited Partnership of Sitio OpCo (as amended, the “Partnership Agreement”). The Partnership Agreement provides that, subject to certain restrictions, each holder of limited partnership interests in Sitio OpCo (“OpCo Units”) generally has the right to cause Sitio OpCo to redeem all or a portion of its OpCo Units in exchange for shares of Class A common stock on a one-for-one basis or, if either we or Sitio OpCo so elect, cash. In connection with such redemption of OpCo Units, a corresponding number of shares of Class C common stock will be cancelled.

The Partnership Agreement additionally provides that, on the exercise by a holder of OpCo Units to redeem such OpCo Units, Sitio OpCo will be entitled to settle any such redemption by delivering to the redeeming limited partner, in lieu of shares of the Class A common stock, an amount of cash equal to: (a) other than in the case of clause (b), if the Class A common stock trades on a securities exchange or automated or electronic quotation system, the product of (i) the number of shares of the Class A common stock that would have been received in such redemption and (ii) the volume-weighted average price per share of the Class A common stock for the five consecutive full trading days immediately prior to the delivery of the notice of redemption; (b) if the redemption is in connection with an underwritten offering to the public equity securities of the Company pursuant to a registration statement, the product of (i) the number of shares of Class A common stock that would have been received in such redemption and (ii) the price per share of Class A common stock sold in such public offering (reduced by the amount of any discount associated with such share of Class A common stock); or (c) if the Class A common stock no longer trades on a securities exchange or automated or electronic quotation system, the product of (i) the number of shares of Class A common stock that would have been received in such redemption and (ii) the fair market value of one share of Class A common stock as determined in good faith by the general partner of Sitio OpCo.

2024 PROXY STATEMENT	47

Certain Relationships and Interested Transactions

Registration Rights Agreements for the Benefit of the Registration Rights Holders

Pursuant to that certain Registration Rights Agreement, dated as of August 23, 2018 (the “2018 RRA”), by and among Falcon and the other parties thereto, Falcon agreed to register for resale under the Securities Act of 1933 (as amended, the “Securities Act”), all or any portion of the shares of Class A common stock that such parties held on the date thereof and that they may acquire thereafter, including upon the exchange or redemption of any other security therefor. Such holders are entitled to an unlimited number of underwritten offerings, provided that the gross proceeds of each underwritten offering is more than $30 million. Such holders also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. The foregoing description of the 2018 RRA is a summary only and is qualified in its entirety by reference to the 2018 RRA, a copy of which was filed with the SEC on August 29, 2018 as Exhibit 4.2 to Falcon’s Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to that certain Registration Rights Agreement, dated as of January 11, 2022 (the “January 2022 RRA”), by and among Old Sitio and the other parties thereto, Old Sitio agreed to register for resale, pursuant to Rule 415 of the Securities Act, certain shares of our Class A common stock held by certain selling stockholders, including any shares of Class A common stock issued or issuable upon the redemption of certain shares of Class C common stock and OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of the January 2022 RRA is a summary only and is qualified in its entirety by reference to the January 2022 RRA, a copy of which was filed with the SEC on January 12, 2022 as Exhibit 10.2 to Falcon’s Current Report on Form 8-K and is incorporated herein by reference.

In connection with the completion of the December 29, 2022 merger transactions with Brigham contemplated by the Agreement and Plan of Merger, dated as of September 6, 2022 (the “Brigham Merger”), we entered into that certain Registration Rights Agreement, dated as of December 29, 2022 (the “December 2022 RRA”), by and among us and the other parties thereto. The December 2022 RRA provides that, subject to the terms and conditions thereof, we will register for resale, pursuant to a registration statement filed pursuant to Rule 415 of the Securities Act, shares of our Class A common stock held by certain selling stockholders from time to time, including any shares of Class A common stock issued or issuable upon the redemption of OpCo Units held by such selling stockholders. Additionally, such selling stockholders received certain piggyback rights to participate in underwritten offerings of the Company, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of the December 2022 RRA is a summary only and is qualified in its entirety by reference to the December 2022 RRA, a copy of which was filed with the SEC on December 29, 2022 as Exhibit 10.1 to our Current Report on Form 8-K and is incorporated herein by reference.

In connection with the closing of the June 14, 2023 issuance of 2,508,490 shares of Class C common stock and 2,508,490 OpCo Units in exchange for certain mineral and royalty interests, the Company entered into a customary registration rights agreement, dated as of June 14, 2023 (the “June 2023 RRA”), pursuant to which the Company agreed to file within 60 days after the closing date and use commercially reasonable efforts to cause to become effective a registration statement or a post-effective amendment or prospectus supplement pursuant to a registration statement, as applicable, under the Securities Act, to permit the resale of the Class A common stock, into which the Opco Units and a corresponding number of shares of Class C common stock are redeemable. The foregoing description of the June 2023 RRA is a summary only and is qualified in its entirety by reference to the June 2023 RRA, a copy of which was filed with the SEC on June 15, 2023 as Exhibit 4.1 to our Current Report on Form 8-K and is incorporated herein by reference.

48	SITIO ROYALTIES CORP.

Certain Relationships and Interested Transactions

Director Designation Agreement

On January 11, 2022, in connection with the execution of the merger agreement contemplating the merger transaction (the “Falcon Merger”) with Sitio OpCo, Ferrari Merger Sub A LLC (“Merger Sub”), and DPM HoldCo, LLC (“Desert Peak”), pursuant to which Merger Sub merged with and into Desert Peak with Desert Peak continuing as the surviving entity and wholly owned subsidiary of Sitio OpCo, Falcon entered into that certain Director Designation Agreement (the “Director Designation Agreement”) with Chambers DPM HoldCo, LLC, KMF DPM HoldCo, LLC, Source Energy Leasehold, LP, Permian Mineral Acquisitions, LP, Rock Ridge Royalty Company, LLC and Royal Resources L.P. (collectively, the “Sponsors”). On April 13, 2022, Rock Ridge Royalty Company and Royal Resources L.P. executed a waiver pursuant to which they irrevocably waived their rights to designate a nominee for election to the Board pursuant to the Director Designation Agreement.

At the closing of the Brigham Merger, the Company, Old Sitio, and the Sponsors entered into an Assignment, Assumption and Amendment Agreement to the Director Designation Agreement. Pursuant to the Director Designation Agreement, as amended, the Sponsors may designate nominees to be included in the slate of nominees recommended by the Board so long as they continue to beneficially own sufficient common stock in the Company in accordance with the terms of the Director Designation Agreement.

One director nominee, Noam Lockshin, has been designated pursuant to the amended Director Designation Agreement this year.

Sierra Acquisition

On June 14, 2023, the Company and Sitio OpCo issued 2,508,490 shares of Class C common stock and 2,508,490 OpCo Units to Source II and Sierra (together with Source II and Source Energy, the “Source Stockholders”), in exchange for certain mineral and royalty interests. Based on the latest available information filed with the SEC by the Source Stockholders and certain of their affiliates, the Source Stockholders and certain of their affiliates collectively beneficially own more than five percent of the Company’s outstanding shares of common stock.

Delinquent Section 16(A) Reports

Under U.S. securities laws, directors, executive officers and persons holding more than 10% of our common stock must report their initial ownership of common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports, and we must identify in this Proxy Statement those persons who did not file such reports when due.

Based solely upon a review of Forms 3 and 4 and any amendments furnished to us during our fiscal year ended December 31, 2023, and Forms 5 and any amendments furnished to us with respect to the same year, other than as listed below, we believe that our directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements.

On June 14, 2023, each of Source II and Atlas OCM acquired shares of Class C common stock granted in respect of the Contribution Agreement, dated as of June 14, 2023, and each failed to file, on a timely basis, the reports on Form 4 required to be filed under Section 16(a) of the Exchange Act with respect to such transaction. The reports on Form 4 required to be filed by each of Source II and Atlas OCM were filed on June 23, 2023.

2024 PROXY STATEMENT	49

PROPOSAL 2 Non-Binding Advisory Vote to Approve Company’s Compensation of Named Executive Officers

Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through base salaries, the opportunity to earn annual performance-based and long-term equity incentive awards. Oriented around alignment with stockholders, our executive compensation program is designed to promote our long-term growth by providing for a significant upside in compensation for our executive officers when our stockholders do well, and a significant downside when Company performance is below threshold levels. Our compensation plan is specifically designed to avoid the common compensation issue in the oil and natural gas industry, where management is rewarded while stockholders suffer poor returns. Accordingly, as further explained herein, our compensation plan places a high proportion of management’s compensation at risk based on the Company’s actual performance. The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular and narrative disclosure set forth in the Proxy Statement, including under “Compensation Discussion and Analysis.”

The Say-on-Pay Vote is advisory, and therefore not binding on the Company or the Board and will not overrule any decisions made by the Board and will not require the Board to take any specific action. Nevertheless, the vote will provide information to the Board regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation going forward.

Vote Required

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as reported in this proposal requires the affirmative vote of the majority of the shares present online or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” will have no legal effect on this proposal.

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any specific action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board The Board recommends that stockholders vote FOR the non-binding, advisory proposal to approve the compensation of our named executive officers.

50	SITIO ROYALTIES CORP.

PROPOSAL 3 Amend the Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision

Article XI of the Company’s current Restated Certificate of Incorporation, dated as of December 28, 2022 (the “Restated Certificate of Incorporation”), provides that the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting as a single class, shall be required to effect the alteration, amendment or repeal by the stockholders of any provisions of Articles V, VI, VII, VIII, IX, X and XII of the Restated Certificate of Incorporation (the “Supermajority Voting Provision”). The Board is proposing an amendment to Article XI of the Restated Certificate of Incorporation (the “Simple Majority Amendment”) that would eliminate the Supermajority Voting Provision and replace it with a simple majority voting provision. The Board has unanimously approved the Simple Majority Amendment, subject to stockholder approval. Additionally, the Board has unanimously determined that the Simple Majority Amendment is advisable and in the best interests of the Company and our stockholders and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Simple Majority Amendment by our stockholders.

The text of the Simple Majority Amendment is attached hereto as Appendix A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

The Nominating and Corporate Governance Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our stockholders. The heightened voting standard in the Supermajority Voting Provision was initially included as a then-commonplace provision intended to protect the Company and our stockholders by promoting continuity and stability while the Company’s stockholder base transitioned alongside the Company’s growth following the Falcon Merger and the Brigham Merger.

The Board recognizes that removing the Supermajority Voting Provision is consistent with generally held views of evolving corporate governance practices and is appropriate as the Company’s stockholder base has evolved. The Board has listened to stockholders and the investor community on the issue and has also considered the limited benefits of the Supermajority Voting Provision to the Company and our stockholders. In addition, our Board acknowledges that many other public companies have transitioned away from similar supermajority voting requirements. The Board has also considered the fact that removing the Supermajority Voting Provision will make future amendments to the Restated Certificate of Incorporation possible with the affirmative vote of fewer stockholders. In light of these considerations, the Board has unanimously determined to eliminate the Supermajority Voting Provision as proposed.

If the Simple Majority Amendment is approved by our stockholders, the Simple Majority Amendment will become effective upon the filing of an amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable following the Annual Meeting. If the Simple Majority Amendment is not approved by our stockholders, the Restated Certificate of Incorporation will remain in effect.

Vote Required

The approval of the Simple Majority Amendment requires the affirmative vote of holders of 75% of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will have the effect of a vote against the proposal.

Recommendation of the Board The Board recommends that stockholders vote FOR the approval of the amendment to the Restated Certificate of Incorporation to eliminate the Supermajority Voting Provision.

2024 PROXY STATEMENT	51

Independent Registered Accounting Firm and Fees

KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since June 10, 2022, and the accounting predecessor’s independent registered public accounting firm since 2020 (auditing 2020 and 2019). The Audit Committee has the sole authority and responsibility to retain, evaluate, and replace the Company’s independent public accountants. While the Company believes that ratification of the selection of the independent accountants by our stockholders is a matter of good corporate practice, we also believe that the periodic evaluation of our independent auditor relationship is prudent corporate practice in order to ensure the best possible service for the Company. Additionally, Public Company Accounting Oversight Board rules require the rotation of our audit firm’s engagement partner every five years. Factoring in the two years spent as audit partner of our accounting predecessor, the KPMG audit partner currently assigned to the Company’s engagement will have served in such role for five years and would be required to rotate after the December 31, 2024 audit. Therefore, this year, the Audit Committee has instructed management to solicit proposals from several firms, including KPMG, to serve as the Company’s independent auditor for fiscal year ending December 31, 2024. This process is currently ongoing and, for that reason, no ratification of our independent registered accounting firm is being submitted for stockholder vote in 2024. We anticipate that we will put forth a proposal to ratify our independent registered accounting firm at our annual meeting in 2025. The Audit Committee’s decision to solicit proposals is not the result of any disagreement or dispute with KPMG regarding the Company’s financial statements, internal controls, or accounting practices.

Concurrent with the consummation of the Falcon Merger, Deloitte & Touche LLP (“Deloitte”), principal accountant, was dismissed as independent registered public accounting firm of the Company effective June 7, 2022. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee.

The audit report of Deloitte on the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2021 and 2020 and through June 7, 2022 (including any subsequent interim period), there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference in connection with their opinion on the subject matter of the disagreement, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2021 and 2020 and the subsequent interim through June 7, 2022 the Company had not, nor had anyone on the Company’s behalf, consulted with KPMG with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On June 10, 2022, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG and dismissal of Deloitte. The Company provided Deloitte with a copy of such Current Report on Form 8-K, which included as Exhibit 16.1 a letter from Deloitte addressed to the SEC indicating whether it agrees with such disclosures.

52	SITIO ROYALTIES CORP.

Independent Registered Accounting Firm and Fees

Principal Accountant Fees and Services

The following tables provide information regarding the aggregate fees incurred by the Company, or the Predecessors and the previous owners, from KPMG and Deloitte for 2023 and 2022:

KPMG

	Company, or the Predecessors and the Previous Owners
	2023	2022(1)
Audit Fees(2)	$1,225,500	900,066
Audit-Related Fees	—	—
Tax Fees	991,901	491,912
All Other Fees	—	—
Total(3)	$2,217,401	1,391,978
(1)	In connection with the closing of the Falcon Merger, KPMG was hired as the Company’s independent registered public accounting firm effective June 10, 2022.
(2)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.
(3)	Increased fees incurred as a result of increased size of Company and associated audit and tax work.

Deloitte

Company, or the Predecessors and the Previous Owners
2022(1)
Audit Fees(2)	$263,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$263,000
(1)	In connection with the closing of the Falcon Merger, Deloitte was dismissed as the Company’s independent registered public accounting firm effective June 7, 2022.
(2)	Audit fees represent amounts billed for the year presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

2024 PROXY STATEMENT	53

Report of the Audit Committee of the Board of Directors

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purposes of the Audit Committee of the Board are to (i) exercise oversight of the accounting and financial reporting processes of the Company and audits of the Company’s financial statements and internal controls over financial reporting, (ii) assist the Board in fulfilling its oversight responsibilities regarding the (a) integrity of the Company’s financial statements; (b) Company’s compliance with legal and regulatory requirements; (c) qualifications, independence and performance of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; and (d) effectiveness and performance of the Company’s internal audit function, (iii) annually, prepare this report, and (iv) perform such other functions as the Board may assign to the Audit Committee from time to time. The roles and responsibilities of the Audit Committee are fully set forth in the Audit Committee Charter available on the Company’s website at: https://investors.sitio.com/governance/ governance-documents/default.aspx.

The Audit Committee consists of Company directors who satisfy the requirements of independence, financial literacy and other qualifications under applicable law and regulations of the SEC and the NYSE and is chaired by Morris R. Clark. The Board annually reviews these standards and has determined that each of Mr. Clark, Mr. Sult and Ms. Harvey is independent, financially literate and has accounting or related financial management expertise. Our Board has also determined that Mr. Clark qualifies as the “audit committee financial expert” as defined by SEC rules. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal controls over financial reporting in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is primarily responsible for appointing and overseeing the Company’s independent auditor as well as determining their compensation.

KPMG has served as the Company’s independent auditor since the closing of the Falcon Merger in 2022, and the accounting predecessor’s independent auditor since 2020 (auditing 2020 and 2019).

In connection with these responsibilities, the Audit Committee met with management and KPMG to review and discuss the December 31, 2023 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including but not limited to critical audit matters and changes in fee levels.

The Audit Committee specifically considers non-audit fees when assessing the independent auditor’s independence. The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024.

Audit Committee of the Board of Directors Morris R. Clark, Chair John R. (“J.R.”) Sult, Member Claire R. Harvey, Member

54	SITIO ROYALTIES CORP.

Executive Compensation

Compensation Discussion and Analysis

Background

This Compensation Discussion and Analysis (“CD&A”) is intended to provide perspective regarding our executive compensation program for 2023. Please read this CD&A together with the tables and related narrative about executive compensation that follow.

Below are our named executive officers (collectively referred to in the following as our “NEOs”) for 2023, whose compensation is described in this CD&A.

Christopher L. Conoscenti Chief Executive Officer and Director	Carrie L. Osicka Chief Financial Officer	Britton L. James Executive Vice President, Land

Jarret J. Marcoux Executive Vice President of Engineering and Acquisitions*	A. Dax McDavid Executive Vice President of Corporate Development	Brett S. Riesenfeld Executive Vice President, General Counsel and Secretary

*	Effective as of January 1, 2024, Mr. Marcoux’s new title is Executive Vice President, Operations.

Executive Summary

No short-term incentive compensation / cash bonus for executives	75% of long-term incentive compensation tied to absolute total shareholder return

No portion of compensation tied to relative metrics	Compensation program provides industry-leading alignment with shareholders

Our executive compensation program is designed to support our business strategy by attracting, motivating, and retaining high-quality leadership and incentivizing our executive officers to achieve performance goals over the long-term. To accomplish these objectives, our executive compensation program is heavily weighted toward equity-based compensation that is based on our absolute total stockholder return (“TSR”), thus directly aligning the interests of our executive officers with those of our stockholders. The program consists of time-based restricted stock units (“RSUs”) and performance stock units (“PSUs”) subject to performance-based vesting with a targeted three-year annualized TSR of 10%. To execute on our vision, grow our business responsibly, and create value for our stockholders, it is critical that we have a sophisticated and dedicated management team committed to the long-term success of the Company and aligned with our stockholders. Therefore, we do not currently maintain an annual cash bonus program or other short-term incentive program for our executive officers and instead focus on at-risk long-term incentives. All of our executive officers’ long-term incentive compensation is in the form of equity, and the substantial majority of that equity is at-risk PSUs tied to absolute stockholder return. Additionally, all of our executive officers are subject to our mandatory board-approved stock ownership and retention guidelines. Our compensation program for 2023 is described in greater detail below.

2024 PROXY STATEMENT	55

Executive Compensation

Compensation Philosophy

We maintain executive compensation programs that reflect positive corporate governance features. Our executive compensation philosophy ties compensation to our financial and operating performance goals. Specifically, the 2023 executive compensation program includes performance metrics for NEOs that are closely aligned with financial returns to our stockholders and are designed to result in annual and long-term value creation.

As a general matter, the design of our executive compensation program is as follows:

Performance-Based	Stockholder-Aligned

■ A significant portion of total compensation is performance-based.
■ Performance metrics focus business strategy and corporate objectives on absolute total stockholder return.
■ Awards are leveraged to achievement of performance goals and the creation of stockholder value.

■ Long-term incentives are equity-based and represent a significant portion of the total compensation of executives and other key employees.
■ The design of long-term incentive awards focuses on creating stockholder value and encourages retention of executives and key employees through the use of multi-year vesting schedules as well as mandatory stock ownership and retention guidelines.
■ A significant portion of compensation is at risk.

Competitive	Clear and Well-Communicated

■ Our compensation program is intended to be competitive with the market and supports the Company’s ability to attract and retain key talent.
■ Total compensation is designed to be perceived as fair and equitable, both internally and externally.

■ Straightforward, transparent compensation programs deliver a strong, clear message.
■ Compensation programs that surpass prevailing market practices and corporate governance standards provide transparency and comfort to stockholders.
■ Appropriately managing risk within the compensation program facilitates the creation of stockholder value.

Stockholder Alignment and Target Pay Mix

A key element of our compensation philosophy is that the pay of our NEOs is strongly aligned with our stockholders. The Compensation Committee believes that the mix and design of our compensation program establishes strong alignment with stockholders, specifically through the use of at-risk equity-based long-term incentive (“LTI”) awards, which represent the largest component of the compensation for our NEOs. For example, at-risk equity-based LTI awards granted by us to the NEOs represented approximately 88% of the 2023 target total compensation for Mr. Conoscenti, 84% for Ms. Osicka, 83% for Mr. James and Mr. Marcoux, 78% for Mr. McDavid, and 82% for Mr. Riesenfeld (excluding employer 401(k) safe harbor contributions and the payment of life insurance premiums on behalf of the NEO). Our compensation program aligns the interests of our stockholders with the interests of our NEOs by subjecting the substantial majority of LTI awards granted to our NEOs to performance-based vesting based on absolute total stockholder returns, thereby promoting retention of top talent in the industry while also incentivizing our NEOs to achieve pre-determined performance goals. Our compensation philosophy places an emphasis on performance-based compensation and, if absolute stockholder returns are negative, the performance-based equity awards granted to the NEOs have a zero dollar value. The charts below illustrate how the mix of target compensation for Mr. Conoscenti compares with the practices among the CEOs of our peer group companies.

56	SITIO ROYALTIES CORP.

Executive Compensation

Conoscenti 2024 Target Total Compensation	Peer Group CEO 2024 Target Total Compensation

13%
Cash
(Base Salary)
87%
Equity
(Long-Term
Incentive)

Compensation Program Governance

We have worked extensively and deliberately to develop a thoughtful, fair, and effective compensation program for our NEOs that helps us to deliver long-term sustainable growth to our stockholders. The following chart highlights several features of our compensation practices that are intended to meet our objectives:

What We Do	What We Don’t Do

✓ Focus on absolute total stockholder return
✓ Significant portion of pay is at risk
✓ Majority of equity awards are in the form of performance-based compensation
✓ Annual equity awards for executive officers subject to three-year vesting periods
✓ Maintain policy prohibiting hedging transactions and short sales by insiders
✓ Maintain policy requiring stock ownership and retention by all of our executive officers
✓ Regularly evaluate risks of our compensation policy
✓ Compensation Committee engages an independent compensation consultant and follows a comprehensive process
✓ Consider peer group reports when establishing compensation

✕ NO payout of PSUs when absolute TSR is negative
✕ NO cash bonuses
✕ NO performance awards issued based on relative achievement
✕ NO excessive benefits or perquisites
✕ NO single-trigger change in control acceleration on time-vested awards
✕ NO short-term incentive compensation
✕ NO employment agreements
✕ NO tax gross up in connection with a change in control.

2024 PROXY STATEMENT	57

Executive Compensation

2023 NEO Compensation

Overview of Executive Compensation and our Compensation Process

We have established an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the NEOs. We annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

The Compensation Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of our NEOs. The Compensation Committee’s primary objectives were to:

1	2	3

utilize equity compensation to align the incentives of executives with the interests of stockholders by tying a large portion of compensation to performance	retain and motivate executives to create long-term shareholder value	set competitive pay practices

As a result of the actions of our Compensation Committee, the compensation of our NEOs consists primarily of the following items, which are described in greater detail in the sections below:

■	annual base salary;
■	equity-based long-term incentive compensation (comprised of both time-based vesting equity awards and performance-based equity awards); and
■	severance benefits for certain terminations of employment (with double trigger change in control severance benefits).

Role of Independent Compensation Consultant

Under its charter, the Compensation Committee is authorized to engage an independent consultant. To ensure we meet our compensation objectives as a public company, we engaged Meridian Compensation Partners (the “Compensation Consultant”) to advise on matters related to executive and non-employee director compensation. The Compensation Consultant provided independent advice on executive and outside director compensation and evaluated and recommended appropriate modifications to our compensation program consistent with our program’s objectives. The Compensation Consultant reports directly to the Compensation Committee, which has the sole authority to approve the Compensation Consultant’s scope of work, fees, and other terms of engagement. Outside of providing advisory services to the Compensation Committee, the Compensation Consultant does not provide any other services to management or the Company. During 2023, the scope of the Compensation Consultant’s engagement included: a review of the current compensation practices among our peer group used to assess the competitiveness of our executive compensation programs; an analysis of the realizable pay of our NEOs; and updates on notable legislative and regulatory activities. The Compensation Consultant did not have authority to make decisions regarding compensation and served solely in an advisory role.

Role of Executive Officers in Compensation Decisions

In determining the compensation of our NEOs, the Compensation Committee considers the information and advice provided by the Compensation Consultant, our corporate goals, historic and projected performance, the current economic and commodities environment, individual performance of our NEOs, and other relevant factors. With respect to the compensation of the NEOs other than our CEO, the Compensation Committee also considers the recommendations of our CEO. The Compensation Committee retains sole discretion to make final compensation determinations, and the Compensation Committee may accept, modify, or reject any recommendations or observations made by our CEO. In addition, the Compensation Committee may invite any NEO to attend Compensation Committee meetings to report on matters relevant to the Compensation Committee’s analysis. All NEOs are excluded from any decisions or discussions regarding their individual compensation.

58	SITIO ROYALTIES CORP.

Executive Compensation

Peer Group and Market Data

We utilized peer data as a reference point for competitive pay rates and compensation program design for our NEOs. Factors considered in selecting peers included operations in related industry sectors, comparable market capitalization and revenues, similarity of business strategy, and availability and clarity of publicly-filed compensation data. The Compensation Consultant worked with our Compensation Committee to select the group of publicly-traded companies that would serve as our peer group, based in part on our market capitalization, which as of year-end 2023 was approximately $3.7 billion. We calculated our market capitalization by multiplying the share price of our common stock by the total number of outstanding shares of Class A common stock and Class C common stock. The Compensation Committee also included factors such as whether a company is publicly traded, domiciled in the United States and a participant in the oil and gas industry, which factors apply to all peers in the selected peer group.

Compensation Peer Group Selection Methodology

Publicly-traded on NYSE or NASDAQ	Oil and gas or mineral and royalty

Operations primarily based in the United States	Median market capitalization of $2.9 billion as of 9/30/2022(7)

The peer group used in the market analysis in 2023 (which was used to inform 2023 compensation) was as follows:

Peer Group

■Texas Pacific Land Corporation
■Magnolia Oil & Gas Corporation
■Southwestern Energy Company
■Comstock Resources, Inc.
■Range Resources Corporation
■Black Stone Minerals, L.P.
■Matador Resources Company
■CNX Resources Corporation ■PDC Energy, Inc. ■Whiting Petroleum Corporation ■Civitas Resources, Inc. ■Chord Energy Corporation ■SM Energy Company ■Callon Petroleum Company	■Northern Oil & Gas, Inc. ■Permian Resources Corporation ■Earthstone Energy, Inc. ■Brigham Minerals, Inc. ■Ranger Oil Corporation ■Kimbell Royalty Partners, LP ■Laredo Petroleum, Inc.

Based on a review of the peer group, the recommendations of the Compensation Consultant, and its own analysis, the Compensation Committee approved the 2023 compensation program for our NEOs as described below.

Key Elements of the 2023 Executive Compensation Program

The following discussion provides details regarding the four primary elements of the 2023 compensation program set for our NEOs. Central to our compensation philosophy is to incentivize and reward the achievement of strategic and financial goals of the Company, which we believe in turn should correlate to an increase in stockholder value over the longer term. The compensation provided to our NEOs for 2023 consists of (i) an annualized base salary, (ii) the grant of equity-based awards, (iii) severance benefits upon certain terminations of employment, and (iv) certain customary health, welfare, and retirement plan benefits on the same basis as those provided to our other employees. These elements have been chosen as the compensation components designed to allow us to adhere to our compensation philosophy described above.

(7)	As compared to the Company’s pro forma market capitalization of $4 billion as of 9/30/2022.

2024 PROXY STATEMENT	59

Executive Compensation

Base Salary
Each NEO’s base salary was a fixed component of annual compensation based on such officer’s position and responsibilities. The Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities. The Compensation Committee may adjust base salaries periodically based on competitive positioning, as well as individual and company performance. The base salary of our NEOs for 2023 was as follows:

Name	2023 Annual Base Salary ($)
Christopher L. Conoscenti	850,000
Carrie L. Osicka	550,000
Britton L. James	500,000
Jarret J. Marcoux	500,000
A. Dax McDavid	500,000
Brett S. Riesenfeld	450,000

Long-Term Equity Incentive Compensation
In connection with the Falcon Merger, we adopted the Sitio LTIP, pursuant to which certain equity awards for 2023 were granted. The Sitio LTIP is intended to promote our long-term success and increase long-term stockholder value by attracting, motivating, and aligning the interests of our independent directors, officers, and other employees with those of our stockholders. The Sitio LTIP provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards, and performance awards. Long-term incentive awards are granted with the intention of fostering a long-term view of the business, retaining and rewarding grantees for their efforts and achievements, and providing management with an ownership interest to help further align their actions with the interests of the stockholders.

While the Sitio LTIP provides for the grant of a variety of awards, the awards that we determined would most appropriately incentivize and reward the Sitio LTIP participants, including the NEOs, are RSU, PSU, and deferred share unit (“DSU”) awards. Each NEO received long-term equity incentive awards with respect to the 2023 calendar year under the Sitio LTIP in the form of RSUs and PSUs. The terms of our NEOs’ Sitio LTIP awards were approved by our Board following a recommendation from the Compensation Committee.

Long-Term Equity Incentive Grants for 2023
2023 ANNUAL EQUITY AWARDS
In 2023, we granted annual equity-based awards (each, an “Annual Equity Award”) to our NEOs under the Sitio LTIP, which Annual Equity Awards consist of RSUs subject to time-based vesting, representing roughly 25% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who received RSUs that represent roughly 37% of his Annual Equity Award), and PSUs, representing roughly 75% of each individual’s Annual Equity Award (other than Mr. Riesenfeld, who received PSUs representing roughly 63% of his Annual Equity Award).

The RSUs vest in equal installments on the first three anniversaries of the applicable date of grant, so long as the NEO remains continuously employed by us through each vesting date. Vesting of RSUs will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

The PSUs will be eligible to be earned based on achievement of certain pre-established goals for annualized absolute TSR over a three-year period following December 30, 2022 or such shorter period through the date of a change in control of us or the recipient’s termination of employment by us without cause, subject to the NEOs continuous service with us through the end of the performance period. For purposes of determining our annualized absolute TSR over the performance period, the beginning stock price will be based on our 20-day volume weighted average stock price for the last 20 trading days of 2022 and the ending stock price will be based on our 20-day volume weighted average stock price for the last 20 trading days of 2025. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that such a change in control occurs (the “PSU CIC Period”), then a number of PSUs will become earned based on the greater of (i) target performance or (ii) actual performance and achievement of the applicable performance goals through the date of the change in control. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs outside of the PSU CIC Period, or that occurs due to death or disability at any time, then a pro-rata number of PSUs (calculated based on the number of days that the recipient was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period. The performance targets associated with the PSU award structure are outlined below:

	Annualized Absolute TSR Goal	Percentage of Target PSUs Earned
Base of Range	Less than 0%	0%
Threshold	0%	50%
Target	10%	100%
Maximum	20%	200%

PSU payouts for results that fall in between a stated performance level will be interpolated linearly.

60	SITIO ROYALTIES CORP.

Executive Compensation

DIVIDEND EQUIVALENT RIGHTS
Each grant of RSUs and PSUs included the right to receive dividend equivalent rights (“DERs”). In the event we declare and pay a dividend on our outstanding shares of stock and an NEO holds RSUs that have not yet vested and been settled, we will pay to the NEO an amount in cash equal to the cash dividends such NEO would have received if the NEO were the holder of record of the number of shares of stock related to the number of RSUs that have not vested and settled within 30 days following the date on which we pay the dividend to our stockholders generally. The Compensation Committee determined that including the right to receive DERs is in the best interest of our stockholders due to the design of our compensation program statistically providing lower cash compensation to our NEOs in comparison to our peers.

With respect to the PSU awards held by our NEOs, each PSU is granted in tandem with a corresponding DER. Each vested DER entitles the NEO to receive payments in an amount equal to any dividends paid by us in respect of the share of stock underlying the PSU to which such DER relates. The DERs will vest upon the Compensation Committee’s certification of the level of achievement with respect to the applicable performance goals contained in the PSU award agreement. DERs are paid to the holder in cash within 60 days following the vesting of the associated award (if any) and are forfeited if the underlying award is forfeited for any reason. The NEOs are not entitled to receive any interest with respect to the payment of the DERs.

The number of RSUs and PSUs granted to the NEOs in 2023 is set forth below:

Name	Total Number of RSUs Granted in 2023	Target Number of PSUs Granted in 2023
Christopher L. Conoscenti	58,486	175,457
Carrie L. Osicka	26,584	79,753
Britton L. James	22,331	66,993
Jarret J. Marcoux	22,331	66,993
A. Dax McDavid	22,331	66,993
Brett S. Riesenfeld	28,711	47,852

Severance Benefits
We believe that it is important to provide our executive officers with certain severance and change in control payments and benefits in order to establish a stable work environment for the individuals responsible for our day-to-day management and further incentivize those individuals to seek out appropriate mergers and acquisitions that will deliver value to our stockholders without being fearful of job security. We historically have not maintained any individual employment, severance, or change in control agreements with any of our executive officers. However, to better assist us in our above-stated goal, we maintain the Sitio Royalties Corp. Severance Plan (the “Severance Plan”), which covers our NEOs.

The Severance Plan provides certain severance and change in control payments and benefits to our executive officers and certain other individuals who are selected for participation by our Board, or a committee thereof (as applicable, for purposes of the Severance Plan, the “Administrator”).

If a participant’s employment with us is terminated by us without cause or by the participant for good reason during the period beginning on the date that a change in control of us occurs and ending on the date that is six months following the date that such a change in control occurs (the “CIC Period”), the participant is entitled to receive: (i) an amount equal to (a) 36 months of base salary for Mr. Conoscenti or (b) 24 months of base salary for all other NEOs, in each case, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that any equity-based awards that are subject to performance-based vesting conditions shall be calculated and settled, without proration, based on the greater of (x) target performance and (y) actual performance and achievement of the applicable performance goals through the date of the change in control.

If a participant’s employment with us is terminated by us without cause or by the participant for good reason outside of the CIC Period, or due to death or disability at any time, the participant is entitled to receive: (i) an amount equal to (a) 24 months of base salary for Mr. Conoscenti or (b) 18 months of base salary for all other NEOs, in each case, payable in monthly installments, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that, with respect to any equity-based awards that are subject to performance-based vesting conditions, a pro-rata amount of such award (calculated based on the number of days that the participant was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period.

2024 PROXY STATEMENT	61

Executive Compensation

The Severance Plan does not provide a tax gross-up provision for federal excise taxes that may be imposed under section 4999 of the Code. Instead, the Severance Plan includes a “best of net” provision, which states that, if amounts payable to a plan participant under the Severance Plan (together with any other amounts that are payable by us as a result of a change in control (the “Payments”)) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax.

The Severance Plan contains restrictive covenants that apply to participants, including confidentiality, non-competition (which applies for three months following a participant’s termination of employment), and non-solicitation (which applies for 12 months following a participant’s termination of employment).

Other Elements of 2023 Compensation

Retirement and Health and Welfare Plans
We generally offered the same types of retirement, health, and welfare benefits to the NEOs as part of our total executive compensation package as we did to other eligible employees.

We maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where employees are allowed to contribute portions of their base compensation into a retirement account to encourage all employees, including any participating NEOs, to save for the future (the “401(k) Plan”). The 401(k) Plan permits all eligible employees, including our NEOs, to make voluntary pre-tax contributions and/or Roth after-tax contributions to the plan. In addition, we make employer non-elective safe-harbor contributions equal to 3% of an eligible employee’s compensation under the 401(k) Plan. The non-elective contributions are 100% vested when made. All contributions under the 401(k) Plan are subject to certain annual dollar limitations, which are periodically adjusted as required by law.

Incentive Compensation Recoupment Policy
The Company adopted the Sitio Royalties Corp. Clawback Policy (the “Clawback Policy”) effective as of November 7, 2023. In the event that the Company is required to prepare a financial restatement, the Compensation Committee shall, to the extent practicable, recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement. The Clawback Policy is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Supplemental Clawback Policy
The Company adopted the Sitio Royalties Corp. Supplemental Clawback Policy (the “Supplemental Policy”) effective as of March 14, 2024. In the event the Compensation Committee determines that any current or former chief executive officer, president, chief financial officer, chief accounting officer (or, if applicable, the controller), executive vice president, senior vice president or any other vice president of the Company has committed Misconduct (as defined in the Supplemental Policy), the Compensation Committee may, in its sole discretion, require (i) the repayment of incentive compensation paid to the covered person within the 24-month period prior to the date that the Company becomes aware of the misconduct or (ii) forfeiture of outstanding but unpaid incentive compensation by the covered person. The Supplemental Policy does not supersede or replace the Clawback Policy in any respect. The Supplemental Policy is available in the Investor Relations section under the “Governance Documents” tab of our website at https://investors.sitio.com.

Stock Ownership and Retention Guidelines
The Company adopted the Sitio Royalties Corp. Stock Ownership and Retention Guidelines (the “Stock Ownership Guidelines”) effective as of February 27, 2024. The Stock Ownership Guidelines require the Company’s CEO to own at least five times his annual base salary in Company stock and the Company’s CFO and Executive Vice Presidents to own at least three times his or her annual base salaries in Company stock, subject to certain phase-in requirements. The Stock Ownership Guidelines also require directors to own at least three times their annual long-term incentive compensation in Company stock, subject to certain phase-in requirements.

62	SITIO ROYALTIES CORP.

Executive Compensation

Compensation Risk Assessment

In accordance with the requirements of Item 402(s) of Regulation S-K, to the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not NEOs) as they relate to our risk management practices and risk-taking incentives. We have determined that our compensation policies and practices for our employees, including our NEOs, do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us. Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

Policies Regarding Hedging

Our Insider Trading Policy prohibits certain types of trading activity by certain of our directors, officers, employees, and outside consultants to the extent such persons receive or are aware of material, non-public information regarding us or any of our business partners. Transactions that are prohibited include any trading of our securities whenever such persons are in possession of material non-public information, and any transactions or instruments that hedge exposure to the risk of price fluctuations in the equity securities issued by us, as held by such person (including transactions in derivative securities, such as options, warrants, stock appreciations rights or similar rights where the value is derived from the value of an equity security). All transactions in our securities by any of our directors or officers must undergo a pre-clearance process before execution is authorized.

Actions Taken Since Fiscal Year-End

In February 2024, the Compensation Committee reaffirmed the base salaries of our NEOs based on competitive positioning, as well as individual and company performance, as shown below.

Name	Annual Base Salary ($)
Christopher L. Conoscenti	850,000
Carrie L. Osicka	550,000
Britton L. James	500,000
Jarret J. Marcoux	500,000
A. Dax McDavid	500,000
Brett S. Riesenfeld	450,000

On February 26, 2024, the Compensation Committee also approved the Annual Equity Awards for 2024 to our NEOs under the Sitio LTIP, which Annual Equity Awards consist of RSUs, subject to time-based vesting, and PSUs. The awards are subject to substantially similar terms as described above for the Annual Equity Awards granted in respect of 2023. The value of the 2024 Annual Equity Awards granted to our NEOs is shown below. The number of RSUs or target PSUs, as applicable, subject to each award was determined by dividing the amount shown by the closing price of our Class A common stock on February 27, 2024 (which was $21.78). The amounts in the below table differ from amounts shown elsewhere in this Proxy Statement because the amounts below reflect the absolute value of the respective award as opposed to the grant date fair value presented elsewhere.

Name	Value of RSUs ($)	Value of PSUs (target) ($)
Christopher L. Conoscenti	1,375,000	4,125,000
Carrie L. Osicka	675,000	2,025,000
Britton L. James	525,000	1,575,000
Jarret J. Marcoux	525,000	1,575,000
A. Dax McDavid	525,000	1,575,000
Brett S. Riesenfeld	675,000	1,125,000

2024 PROXY STATEMENT	63

Executive Compensation

The RSUs vest in equal installments on the first three anniversaries of the date of grant, so long as the executive officer remains continuously employed by us through each vesting date. Vesting of RSUs will accelerate in full upon a termination by us of the recipient’s employment without cause or, following a change in control of us, by the recipient for good reason.

The PSUs will be eligible to be earned based on achievement of certain pre-established goals for annualized absolute TSR over a three-year period or such shorter period through the date of a change in control of us or the recipient’s termination of employment by us without cause. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs during the PSU CIC Period, then a number of PSUs will become earned based on the greater of (i) target performance or (ii) actual performance and achievement of the applicable performance goals through the date of the change in control. Upon the termination of a recipient’s employment by us without cause or by the recipient for good reason that occurs outside of the PSU CIC Period, or that occurs due to death or disability at any time, then a pro-rata number of PSUs (calculated based on the number of days that the recipient was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period. The performance targets associated with the PSU award structure are outlined below:

	Annualized Absolute TSR Goal	Percentage of Target PSUs Earned
Base of Range	Less than 0%	0%
Threshold	0%	50%
Target	10%	100%
Maximum	20%	200%

For purposes of determining our annualized absolute TSR over the performance period, the beginning stock price will be based on our 20-day volume weighted average stock price ending on December 31, 2023, and the ending price will generally be based on the 20-day volume weighted average stock price ending on the last day of the performance period. PSU payouts for results that fall in between a stated performance level will be interpolated linearly.

In connection with the foregoing, the Compensation Committee also determined that our peer group for 2024 should be revised. Therefore, our peer group for 2024 is comprised of the following companies:

Peer Group

■Texas Pacific Land Corporation ■Magnolia Oil & Gas Corporation ■Southwestern Energy Company ■Comstock Resources, Inc. ■Range Resources Corporation ■Black Stone Minerals, L.P.	■Matador Resources Company ■CNX Resources Corporation ■Civitas Resources, Inc. ■Chord Energy Corporation ■SM Energy Company	■Callon Petroleum Company ■Northern Oil & Gas, Inc. ■Permian Resources Corporation ■Kimbell Royalty Partners, LP ■Vital Energy, Inc.

Consistent with 2023, each member of the peer group for 2024 is publicly traded on the NYSE or NASDAQ, an oil and gas or mineral and royalty company, with operations primarily based on the United States and had a median market capitalization of $4.7 billion as of September 30, 2023.

64	SITIO ROYALTIES CORP.

Executive Compensation

Summary Compensation Table

The table below sets forth the annual compensation for the NEOs for the fiscal year ended December 31, 2023, and historical annual compensation for the fiscal year ended December 31, 2022. Because none of our current NEOs were providing services to the Company or its subsidiaries in an executive officer capacity during fiscal year 2021, we have not included any compensation information for that year.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Christopher L. Conoscenti(4) (Chief Executive Officer and Director)	2023	791,667	—		5,943,906	32,304	6,767,877
	2022	283,562	—		9,685,728	32,774	10,002,064
Carrie L. Osicka (Chief Financial Officer)	2023	520,833	—		2,701,758	24,424	3,247,015
	2022	212,671	—		5,297,241	24,483	5,534,395
Britton L. James (Executive Vice President of Land)	2023	470,833	—		2,269,500	21,925	2,762,258
	2022	184,315	—		4,590,972	22,447	4,797,734
Jarret J. Marcoux (Executive Vice President of Engineering and Acquisitions)	2023	470,833	—		2,269,500	21,935	2,762,268
	2022	184,315	—		4,590,972	22,447	4,797,734
A. Dax McDavid (Executive Vice President of Corporate Development)	2023	475,000	157,500	(5)	2,269,500	34,327	2,936,327
	2022	—	—		—	—	—
Brett S. Riesenfeld (Executive Vice President, General Counsel and Secretary)	2023	429,167			1,929,866	20,685	2,379,718
	2022	184,315	—		4,507,966	22,447	4,714,728
(1)	The amounts reflected in this column represent the total salary earned in 2023, including due to the salary increases which were effective on March 1 2023.
(2)	The amounts reflected in this column for represent the aggregate grant date fair value of RSUs and PSUs granted to the NEOs by the Company pursuant to the Sitio LTIP. The grant date fair value of PSUs is based on the probable outcome of the performance conditions as of the date of grant, which was target. The value of the PSU awards at target reflected in this column is as follows for each NEO: Mr. Conoscenti, $4,528,545, Ms. Osicka, $2,058,425, Mr. James, $1,729,089, Mr. Marcoux, $1,729,089, Mr. McDavid, $1,729,089, and Mr. Riesenfeld, $1,235,060. If the maximum amount, rather than the probable amount, were reported in the table with respect to the PSUs, the values associated with the PSUs would be as follows for each NEO: Mr. Conoscenti, $9,057,090; Ms. Osicka, $4,116,850, Mr. James, $3,458,179, Mr. Marcoux, $3,458,179, Mr. McDavid, $3,458,179, and Mr. Riesenfeld, $2,470,120. However, as described above in the CD&A, there is potential for the value of each NEOs PSU awards to equal zero depending on the Company’s results with respect to absolute total stockholder return. The value of all RSU awards reflected in this column is as follows for each NEO: Mr. Conoscenti, $1,415,361, Ms. Osicka, $643,333, Mr. James, $540,410, Mr. Marcoux, $540,410, Mr. McDavid, $540,410, and Mr. Riesenfeld, $694,806. Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements.
(3)	Amounts reported in the “All Other Compensation” column for 2023 reflect the following:

Name	401(k) Contributions ($)	Life Insurance Premiums ($)	Tax Distributions ($)(1)	Total ($)
Christopher L. Conoscenti	18,400	60	13,844	32,304
Carrie L. Osicka	15,400	60	8,964	24,424
Britton L. James	14,125	60	7,740	21,925
Jarrett J. Marcoux	14,125	60	7,750	21,935
A. Dax McDavid	18,975	60	15,292	34,327
Brett S. Riesenfeld	12,875	60	7,750	20,685
(1)	This column reflects certain tax distributions made by us to the NEO with respect to the one-time grant of restricted securities (the “Restricted Securities”) that were granted by the holders of units of Desert Peak (the “DPM Holders”) in 2022 pursuant to an Assignment and Allocation Agreement (the “Assignment Agreement”) entered into by and between us, KMF DPM HoldCo, LLC, Chambers DPM HoldCo, LLC, Rock Ridge Royalty Company LLC, Source Energy Leasehold, LP and Permian Mineral Acquisitions, LP, Desert Peak, Sitio OpCo, and each of the NEOs, such tax distributions made pursuant to, and in accordance with, the Partnership Agreement of Sitio OpCo. As a result, such distributions were made not just to the NEOs but to all holders of Class C common stock and OpCo Units pro rata.
(4)	Mr. Conoscenti also serves as a member of our Board; however, he does not receive any compensation from us for his service on the Board.
(5)	This amount reflects the cash component that vested in 2023 of a one-time retention bonus granted to Mr. McDavid in 2022 in connection with the Brigham Merger (the “Retention Bonus”). The Retention Bonus consisted of 50% equity in the form of 10,953 RSUs (granted in 2022 and that vest on December 29, 2024) and 50% cash, 25% of which vested in 2022 and 25% vested in 2023, as reflected in the table above.

2024 PROXY STATEMENT	65

Executive Compensation

2023 Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Christopher L. Conoscenti	3/1/2023	—	—	—	58,486	(2)	1,415,361
	3/1/2023	87,729	175,457	350,914	—		4,528,545
Carrie L. Osicka	3/1/2023	—	—	—	26,584	(2)	643,333
	3/1/2023	39,877	79,753	159,506	—		2,058,425
Britton L. James	3/1/2023	—	—	—	22,331	(2)	540,410
	3/1/2023	33,497	66,993	133,986	—		1,729,089
Jarret J. Marcoux	3/1/2023	—	—	—	22,331	(2)	540,410
	3/1/2023	33,497	66,993	133,986	—		1,729,089
A. Dax McDavid	3/1/2023	—	—	—	22,331	(2)	540,410
	3/1/2023	33,497	66,993	133,986	—		1,729,089
Brett S. Riesenfeld	3/1/2023	—	—	—	28,711	(2)	694,806
	3/1/2023	23,926	47,852	95,704	—		1,235,060
(1)	These columns reflect the threshold, target, and maximum payouts of the PSUs granted to our NEOs during the 2023 fiscal year.
(2)	These amounts reflect the RSUs granted to our NEOs during the 2023 fiscal year.
(3)	The values in the “Grant Date Fair Value” column reflect the grant date fair value of RSU and PSUs granted to our NEOs during the applicable fiscal year and determined in accordance with FASB ASC Topic 718. Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We do not currently maintain employment agreements with any of our NEOs.

PSU Awards and RSU Awards

We granted RSUs (which are subject to time-based vesting) and PSUs (which are subject to performance-based vesting) to our NEOs pursuant to the Sitio LTIP in 2023. The terms and conditions, including vesting, associated with such awards are further described above in the CD&A under “—2023 NEO Compensation.” The potential acceleration and forfeiture events relating to the awards, determined as of December 31, 2023, are described in greater detail under “—Potential Payments Upon Termination or a Change in Control” below.

Salary and Bonus in Proportion to Total Compensation

We do not currently maintain an annual cash bonus program or other short-term incentive program for our executive officers. As a result, the table below reflects the 2023 annualized base salary for the NEOs in proportion to the total compensation reported for the NEOs pursuant to the Summary Compensation Table, rounded to the nearest whole percent.

Name	Year	Annualized Base Salary ($)	Annualized Base Salary as a Percentage of Total Compensation
Christopher L. Conoscenti	2023	850,000	13%
Carrie L. Osicka	2023	550,000	17%
Britton L. James	2023	500,000	18%
Jarrett J. Marcoux	2023	500,000	18%
A. Dax McDavid	2023	500,000	17%
Brett S. Riesenfeld	2023	450,000	19%

66	SITIO ROYALTIES CORP.

Executive Compensation

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Christopher L. Conoscenti	150,846	3,546,378	277,678	6,528,210
Carrie L. Osicka	84,500	1,986,595	137,252	3,226,795
Britton L. James	72,526	1,705,086	116,826	2,746,579
Jarret J. Marcoux	72,525	1,705,063	116,826	2,746,579
A. Dax McDavid	33,284	782,507	66,993	1,575,005
Brett S. Riesenfeld	84,441	1,985,208	68,616	1,613,150
(1)	The amounts in this column reflect all outstanding RSUs and, with respect to Messrs. Conoscenti, James, Marcoux, and Riesenfeld and Ms. Osicka the one-time award granted by the DPM Holders of Restricted Securities held as of December 31, 2023, which vest as set forth in Footnote 3 below, so long as the applicable NEO remains continuously employed by us or one of our affiliates from the grant date through each applicable vesting date. See the section below titled “—Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of such awards.
(2)	The amounts reflected in these columns represent the market value of the Class A common stock underlying the RSUs or the Restricted Securities (which were granted by the DPM Holders), as applicable, held by the NEOs as of December 31, 2023, which was computed based on the closing price of our Class A common stock on December 29, 2023 (the last trading day of 2023), which was $23.51 per share. Since vested Restricted Securities can be exchanged for shares of our Class A common stock on a one-for-one basis, we believe that it is appropriate to calculate the market value of the Restricted Securities granted by the DPM Holders using the closing price of our Class A common stock.
(3)	The following sub-table reflects the regularly scheduled vesting date for each award that is disclosed as outstanding within the main table above:

Name	Vesting Date or Last Date of Performance Period	Number of Time-Based RSUs to Vest	Number of Restricted Securities to Vest	Number of Performance-Based PSUs to Vest
Christopher L. Conoscenti	June 7, 2024	11,358
	June 7, 2025	11,358
	June 7, 2025			102,221
	June 6, 2024		23,215
	June 6, 2025		23,215
	June 6, 2026		23,213
	March 1, 2024	19,496
	March 1, 2025	19,496
	March 1, 2026	19,495
	December 31, 2025			175,457
Carrie L. Osicka	June 7, 2024	6,389
	June 7, 2025	6,388
	June 7, 2025			57,499
	June 6, 2024		15,047
	June 6, 2025		15,047
	June 6, 2026		15,045
	March 1, 2024	8,862
	March 1, 2025	8,861
	March 1, 2026	8,861
	December 31, 2025			79,753

2024 PROXY STATEMENT	67

Executive Compensation

Name	Vesting Date or Last Date of Performance Period	Number of Time-Based RSUs to Vest	Number of Restricted Securities to Vest	Number of Performance-Based PSUs to Vest
Britton L. James	June 7, 2024	5,537
	June 7, 2025	5,537
	June 7, 2025			49,833
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041
	March 1, 2024	7,444
	March 1, 2025	7,444
	March 1, 2026	7,443
	December 31, 2025			66,993
Jarret J. Marcoux	June 7, 2024	5,537
	June 7, 2025	5,537
	June 7, 2025			49,833
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041
	March 1, 2024	7,444
	March 1, 2025	7,444
	March 1, 2026	7,443
	December 31, 2025			66,993
A. Dax McDavid	December 29, 2024	10,953
	March 1, 2024	7,444
	March 1, 2025	7,444
	March 1, 2026	7,443
	December 31, 2025			66,993
Brett S. Riesenfeld	June 7, 2024	8,305
	June 7, 2025	8,305
	June 7, 2025			20,764
	June 6, 2024		13,040
	June 6, 2025		13,040
	June 6, 2026		13,041
	March 1, 2024	9,571
	March 1, 2025	9,570
	March 1, 2026	9,570
	December 31, 2025			47,852
(4)	This column reflects all PSUs (based on target performance), which vest as set forth in Footnote 3 above, so long as the applicable NEO remains continuously employed by us or one of our affiliates from the grant date through each applicable vesting date and if the applicable performance conditions are met. See the section below titled “—Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of the respective awards.

68	SITIO ROYALTIES CORP.

Executive Compensation

Stock Vested in 2023

The following table provides information, on an aggregate basis, about the NEOs equity awards that vested during the fiscal year ended December 31, 2023. None of our NEOs hold stock option awards.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Christopher L. Conoscenti	104,114	2,801,364
Carrie L. Osicka	47,514	1,272,783
Britton L. James	41,178	1,103,076
Jarret J. Marcoux	41,178	1,103,069
A. Dax McDavid	—	—
Brett S. Riesenfeld	43,947	1,178,358
(1)	The amounts reported in this column equal to the number of Class A common stock earned multiplied by the closing price of our Class A common stock on the applicable date earned, or, if the date on which such shares earned was not a trading day, the last trading day immediately prior to such date. The value is calculated before payment of any applicable withholding or other income taxes.

Pension Benefits and Non-Qualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination and Change in Control

Each of the NEOs is eligible to participate in our Severance Plan that provides for severance compensation or accelerated vesting of equity awards in the event of certain terminations of employment, including in connection with a change in control. The outstanding equity awards held by each of the NEOs also contain certain severance and change in control benefits as described in more detail below; however, each of the award agreements is subject to the terms and conditions of the Severance Plan.

Treatment of Equity Awards

Each of the NEOs currently hold Annual Equity Awards and, with the exception of Mr. McDavid, a one-time, non-recurring grant of the Restricted Securities. The RSU awards and Restricted Securities automatically become fully vested if the NEO’s employment with us is terminated due to the NEO’s disability or death. Additionally, upon the termination of the NEOs employment by us without cause or by the NEO for good reason following a change in control, then the RSUs and Restricted Securities shall immediately become fully vested as of the date of termination provided the NEO executes and does not revoke a release of all claims in a form acceptable to us.

The PSU awards held by each of our NEOs also contain provisions for potential payment upon certain terminations of employment. The PSU awards provide that upon an NEO’s termination of employment due to (i) disability, (ii) death, (iii) termination by us without cause outside of the Change in Control Period (as defined below), or (iv) resignation by the NEO for good reason outside of the Change in Control Period, then the NEO shall be deemed to have satisfied a portion of the service requirement with respect to the PSUs, calculated based on the number of days the NEO was employed by or provided services to us or our affiliate between the date of grant and the date of such termination of employment and such pro rata number of PSUs will remain outstanding and will become vested PSUs based on actual performance and achievement of the performance goals set forth in the PSU award agreement through the performance period end date, which is either June 7, 2025 or December 31, 2025. If an NEO is terminated by us without cause or resigns for good reason during the Change in Control Period, provided the NEO executes and does not revoke a release of all claims in a form acceptable to us, then the NEO will be deemed to have satisfied the service requirement with respect to the PSUs (without proration) based on the greater of (y) target or (z) actual performance and achievement of the performance goals set forth in the PSU award agreement.

2024 PROXY STATEMENT	69

Executive Compensation

For purposes of the Annual Incentive Awards and Restricted Securities, the following definitions generally apply:

■
“Cause” generally means (A) the NEO’s material breach of the applicable award agreement or of any other written agreement between the NEO and us or any of our affiliates, including the NEO’s breach of any material representation, warranty or covenant made under any such agreement; (B) the NEO’s material breach of any policy or code of conduct established by us or any of our Affiliates and applicable to the NEO; (C) the NEO’s violation of any law applicable to the workplace (including any law regarding anti-harassment, anti-discrimination, or anti-retaliation); (D) the NEO’s fraud, theft, dishonesty, gross negligence, willful misconduct, embezzlement, or breach of fiduciary duty related to us or any of our affiliates or the performance of the NEO’s duties hereunder; (E) the conviction or indictment of the NEO for, or plea of guilty or nolo contendere by the NEO to, any felony (or state law equivalent) or any crime involving moral turpitude; or (F) the NEO’s willful failure or refusal, other than due to disability, to perform the NEO’s obligations to the us or any of our Affiliates or to follow any lawful directive from us or any of our Affiliates, as determined by us; provided, however, that if the NEO’s actions or omissions are of such a nature that the we determine that they are curable by the NEO, such actions or omissions must remain uncured thirty (30) days after we first provided the NEO written notice of the obligation to cure such actions or omissions.

■
“Change in Control Period” means the period beginning on the date that a change in control of us occurs and ending on the date that is six (6) months following the date that a change in control occurs.

■
“Disability” generally means a determination by us that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

■
“Good Reason” generally means a material diminution in the NEO’s base salary; (B) a material diminution in the NEO’s authority, duties, and responsibilities, taken as a whole; or (C) a material breach by us any of our obligations under the applicable award agreement. Any assertion of the NEO of a termination for good reason shall not be effective unless all of the following conditions are satisfied: (1) the condition described in clause (A), (B), or (C) above giving rise to the NEO’s termination of employment must have arisen without the NEO’s consent; (2) the NEO must provide written notice to us of the existence of such condition(s) within thirty (30) days after the initial occurrence of such condition(s); (3) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following our receipt of such written notice; and (4) the date of the NEO’s termination of employment must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice.

Severance Plan

If an NEO’s employment with us is terminated by us without cause or by the NEO for good reason during the CIC Period, the participant is entitled to receive: (i) an amount equal to (a) 36 months of base salary for Mr. Conoscenti or (b) 24 months of base salary for all other NEOs, in each case, paid in a lump sum, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that any equity-based awards that are subject to performance-based vesting conditions shall be calculated and settled, without proration, based on the greater of (x) target performance and (y) actual performance and achievement of the applicable performance goals through the date of the change in control.

If a participant’s employment with us is terminated by us without cause or by the participant for good reason outside of the CIC Period, or due to death or disability at any time, the participant is entitled to receive: (i) an amount equal to (a) 24 months of base salary for Mr. Conoscenti or (b) 18 months of base salary for all other NEOs, in each case, payable in monthly installments, and (ii) all unvested equity-based awards granted under the Sitio LTIP that are held by the participant immediately prior to the termination date shall immediately become fully vested, provided that, with respect to any equity-based awards that are subject to performance-based vesting conditions, a pro-rata amount of such award (calculated based on the number of days that the participant was employed by us during the applicable performance period) will remain outstanding and will become earned based on actual performance and achievement of the applicable performance goals through the end of the applicable performance period.

70	SITIO ROYALTIES CORP.

Executive Compensation

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each NEO assuming his or her employment terminated on December 31, 2023, given the NEO’s base salary as of that date, and, with respect to the RSUs, PSUs and Restricted Securities, the closing price of our Class A common stock on December 29, 2023, which was $23.51. In addition, the following table summarizes the compensation that would become payable to the NEOs assuming a qualifying termination and a change in control occurred on December 31, 2023. The amounts included below for performance-based equity awards reflects the settlement of such awards based on target performance. Each of the values below reflects our best estimate of the amounts and benefits that could be payable upon a termination scenario, but amounts cannot be known with certainty until or unless such an event were to occur.

Benefits and Payments	Termination Due to Death or Disability ($)	Termination Without Cause or for Good Reason During CIC Period ($)	Termination Without Cause or for Good Reason Outside CIC Period ($)
Christopher L. Conoscenti
Cash Severance	1,700,000	2,550,000	1,700,000
Accelerated Equity Awards	6,953,436	10,074,587	6,953,436
Total	8,653,436	12,624,587	8,653,436
Carrie L. Osicka
Cash Severance	825,000	1,100,000	825,000
Accelerated Equity Awards	3,670,652	5,213,390	3,670,652
Total	4,495,652	6,313,390	4,495,652
Britton L. James
Cash Severance	750,000	1,000,000	750,000
Accelerated Equity Awards	3,138,520	4,451,666	3,138,520
Total	3,888,520	5,451,666	3,888,520
Jarret J. Marcoux
Cash Severance	750,000	1,000,000	750,000
Accelerated Equity Awards	3,138,496	4,451,642	3,138,496
Total	3,888,496	5,451,642	3,888,496
A. Dax McDavid
Cash Severance	750,000	1,000,000	750,000
Accelerated Equity Awards	1,304,156	2,357,512	1,304,156
Total	2,054,156	3,357,512	2,054,156
Brett S. Riesenfeld
Cash Severance	675,000	900,000	675,000
Accelerated Equity Awards	2,827,131	3,598,382	2,827,131
Total	3,502,131	4,498,382	3,502,131

2024 PROXY STATEMENT	71

Executive Compensation

2023 Director Compensation

For the year ended December 31, 2023, Sitio directors received compensation for their services on our Board and committees thereof consisting of the items below:

Board Fees Are Entirely Equity(1) $300,000
Deferred Share Units (DSUs)
Equity awards that are not issued until the director’s departure from the Board
No annual cash retainer for non-employee directors.
Annual committee fees of $25,000, $20,000 and $15,000 paid quarterly to chairs of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

(1)	An annual equity award is granted to each non-employee director under the Sitio LTIP that vests quarterly over a one-year period and must be held for the duration of service

The DSUs granted to our directors in 2023 vest in equal quarterly installments over the one-year period beginning on the applicable date of grant. Additionally, the DSUs will vest in full upon the termination of a recipient’s service relationship by us for any reason within 12 months following a change in control of us, or due to death or disability at any time. Any vested DSUs will be settled in shares of our Class A common stock when a recipient’s service relationship is terminated for any reason. Our non-employee directors are reimbursed for certain reasonable expenses (including costs of travel, food, and lodging) incurred in connection with their services to us. Spouses of our directors are also invited to join the directors in attending our annual holiday party. This travel may result in the non-employee director recognizing income for tax purposes. We do not reimburse the non-employee director for the taxes incurred in connection with such income. Additionally, the cost of this limited spousal travel did not exceed the $10,000 threshold in fiscal year 2023 and, therefore, is not included in the Director Compensation Table below.

Directors who are also our employees do not receive any additional compensation for their service on our board of directors. We maintain certain requirements for our directions that we believe create a unique alignment with our stockholders, specifically the requirements that (i) directors hold their annual equity-based award of DSUs for the duration of their respective service on our Board, (ii) the DSUs vest quarterly over a one-year period and (iii) directors are subject to annual elections. These requirements incentivize our directors to make decisions based on the long-term interests of the Company.

Term Limit. With the exception of the Chief Executive Officer, who will be exempted from term limits, our directors serve for a maximum of seven years. Given similar term limit deadlines among the current directors, we anticipate managing the transition over a period of the next several years so as to provide for a more seamless transition. We do not maintain a mandatory retirement age for our directors.

The following table provides information concerning the compensation of our directors who served on our Board, other than Mr. Conoscenti (whose compensation has been reported within the Summary Compensation Table), for the fiscal year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Noam Lockshin	—	297,200	297,200
Morris R. Clark	25,000	297,200	322,200
Alice E. Gould	20,000	297,200	317,200
Gayle L. Burleson	—	297,200	297,200
Jon-Al Duplantier	—	297,200	297,200
Richard K. Stoneburner	—	297,200	297,200
John R. (“J.R.”) Sult	15,000	297,200	312,200
Claire R. Harvey	—	297,200	297,200
(1)	Amounts included in this column reflect the aggregate grant date fair value of DSUs granted to the independent directors, computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures, in each case pursuant to the Sitio LTIP. Regarding assumptions underlying the valuation of these equity awards, please see Note 11 to our Financial Statements. As of December 31, 2023, each non-employee director reflected in the table above held 5,855 unvested DSUs in the aggregate.
(2)	Directors are entitled to dividend equivalent rights on DSUs prior to vesting. Such amounts are not included in this column because they are factored into the grant date fair value of the DSUs.

72	SITIO ROYALTIES CORP.

Executive Compensation

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Conoscenti, our Chief Executive Officer.

For 2023, our last completed fiscal year:

■	The median of the annual total compensation of all employees of our company (other than Mr. Conoscenti) was $223,059; and
■	The annual total compensation of Mr. Conoscenti, as reported in the Summary Compensation Table included above, was $6,771,177.
■
Based on this information, for 2023, the ratio of the annual total compensation of Mr. Conoscenti to the median of the annual total compensation of all employees was reasonably estimated to be 30 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

■
We determined that, as of December 31, 2023, our employee population consisted of approximately 62 individuals with all of these individuals located in the United States. This population consisted of our full-time employees, and we do not currently have any part-time or temporary employees.

■
We used a consistently applied compensation measure to identify our median employee by comparing the Total Gross Earnings as reflected in our payroll records for 2023, which included, amount of salary or wages, bonuses, and compensation received from equity award grants and distributions (DERs).

■
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

■	With respect to the annual total compensation of Mr. Conoscenti, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table above.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “Compensation Actually Paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, 2022, and 2023 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average of each of the NEOs total compensation for the respective fiscal year.

Year (a)	Summary Compensation Table Total for PEO #1 - Conoscenti(1) ($)(b)	Compensation Actually Paid to PEO #1 - Conoscenti(2) (c)	Summary Compensation Table Total to PEO #2 - Gunderson(1) ($)(b)	Compensation Actually Paid to PEO #2(2) - Gunderson (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)		Average Compensation Actually Paid to Non-PEO NEOs(1)(3) (e)		Value of Initial Fixed $100 Investment Based On(4):		Net Income (loss) (h)
									TSR (f)	Peer Group TSR (g)
2023	6,767,877	4,033,803	—	—	2,817,517	(6)	1,659,730	(6)	120	160	(46,695,000)
2022	10,002,064	10,036,622	1,928,228	9,249,309	4,290,778		3,574,496		135	154	184,131,000
2021	—	—	1,479,825	4,990,961	1,651,369		4,809,182		82	106	27,492,000
2020	—	—	684,672	732,584	976,621		(313,557)		48	64	10,448,000

1)	The PEO and the non-PEO NEOs for each year are as follows:
	a)	PEO:
		i.	2023: Christopher L. Conoscenti
		ii.	2022: Christopher L. Conoscenti and Bryan C. Gunderson, the former President and Chief Executive Officer of Falcon
		iii.	2021: Bryan C. Gunderson
		iv.	2020: Bryan C. Gunderson

2024 PROXY STATEMENT	73

Executive Compensation

b)	Non-PEO NEOs:
	i.	2023: Carrie L. Osicka, Britton L. James, Jarret J. Marcoux, A. Dax McDavid, and Brett S. Riesenfeld
	ii.	2022: Carrie L. Osicka, Britton L. James, Jarret J. Marcoux, Brett S. Riesenfeld, and Matthew B. Ockwood, the former Chief Financial Officer of Falcon
	iii.	2021: Matthew B. Ockwood, Michael Downs, the former Chief Operating Officer of Falcon, and Daniel C. Herz, the former President and Chief Executive Officer of Falcon
	iv.	2020: Michael Downs and Daniel C. Herz

2)
The table below reflects the relevant increases and deductions taken to calculate the “Compensation Actually Paid” to our PEOs for the respective fiscal year. As our PEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2023 (Conoscenti)	2022 (Conoscenti)	2022 (Gunderson)	2021 (Gunderson)	2020 (Gunderson)
ADJUSTMENTS TO DETERMINE COMPENSATION “ACTUALLY PAID” FOR PEO
Summary Compensation Table Total	$6,767,877	$10,002,064	$1,928,228	$1,479,825	$684,672
Add (Subtract):
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(5,943,906)	$(9,685,728)	—	$(801,994)	$(173,802)
Addition of fair value at year-end of equity awards granted during the year that remain unvested as of year-end	$5,147,331	$9,720,286	—	$3,010,112	$1,140,764
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	—	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	$(1,735,188)	—	—	$873,283	$(800,250)
Change in fair value of equity awards granted in prior years that vested during the year	$(202,312)	—	$7,748,431	$429,735	$(118,800)
Equity awards granted in prior years that were forfeited during the year	—	—	$(427,350)	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—	—
Total Equity Award Related Adjustments	$(2,734,074)	$34,558	$7,321,081	$3,511,136	$47,912
COMPENSATION ACTUALLY PAID TOTALS	$4,033,803	$10,036,622	$9,249,309	$4,990,961	$732,584
3)	The table below reflects the relevant increases and deductions taken to calculate the “Compensation Actually Paid” to our non-PEO NEOs for the respective fiscal year. As our non-PEO NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2023	2022	2021	2020
ADJUSTMENTS TO DETERMINE COMPENSATION “ACTUALLY PAID” TO NON-PEO NEOS
Average Summary Compensation Table Total	$2,817,517	$4,290,778	$1,651,369	$976,621
Add (Subtract):
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(2,288,025)	$(3,797,430)	$(665,218)	$(549,862)
Addition of fair value at year end of equity awards granted during the year that remain unvested as of year end	$2,000,809	$3,813,148	$2,461,067	$1,730,619
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	$(799,105)	—	$1,146,692	$(2,131,204)
Change in fair value of equity awards granted in prior years that vested during the year	$(71,466)	$144,600	$215,271	$(339,731)
Equity awards granted in prior years that were forfeited during the year	—	$(876,600)	—	—
Dividends or other earnings paid on equity awards during the year	—	—	—	—
Total Equity Award Related Adjustments	$(1,157,787)	$(716,283)	$3,157,813	$(1,290,178)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,659,730	$3,574,496	$4,809,182	$(313,557)

74	SITIO ROYALTIES CORP.

Executive Compensation

4)
The values disclosed in (a) the TSR column represent the measurement period value of an investment of $100 in our Class A common stock (which, for fiscal years 2020 and 2021, represents the Class A common stock of Falcon) and (b) the Peer Group TSR column represent the measurement period value of an investment of $100 in the SPDR S&P Oil & Gas Exploration and Production ETF (“XOP”), in each case, from December 31, 2019, through each of December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023. XOP is a weighted composite of 54 oil and gas exploration and production companies.

5)	The average summary compensation total for our non-PEO NEOs for fiscal year 2023 would be $2,929,967 excluding our voluntarily disclosed NEO, Brett Riesenfeld.
6)	The average “Compensation Actually Paid” to our non-PEO NEOs for fiscal year 2023 would be $1,696,097 excluding our voluntarily disclosed NEO, Brett Riesenfeld.

Narrative Disclosure to Pay Versus Performance Table

We did not include a “Company-Selected Measure” (as described in Item 402(v)) in the Pay Versus Performance table because the most important, and only, financial measure used by us to link “Compensation Actually Paid” to our NEOs to company performance is TSR, which is already required to be disclosed in the table. Since Sitio was formed as a result of the Falcon Merger and our current NEOs (other than A. Dax McDavid) were appointed in connection with the Falcon Merger, which closed on June 7, 2022, we believe it is difficult to link “Compensation Actually Paid” to our NEOs to our financial performance as opposed to TSR over the time periods presented in the Pay Versus Performance table. Nevertheless, a significant portion of our current compensation program is comprised of equity awards, including awards based on absolute TSR targets. Hence, based on our compensation program and philosophy, “Compensation Actually Paid” to our NEOs should move commensurate with changes in our TSR, as shown in the year-over-year change for 2023 as compared to 2022. For more detail regarding the Company’s equity awards, please see “Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation.”

While “Compensation Actually Paid” was reduced in 2023 as compared to 2022, the compensation philosophy did not change. The difference in the amounts presented for 2022 and 2023 were due to (i) one-time transaction-related equity awards granted in 2022 in connection with the Falcon Merger that are not expected to recur and (ii) changes in the Company’s stock price. Specifically with respect to fiscal year 2023, the “Compensation Actually Paid” to our PEO and non-PEO NEOs are aligned with our TSR due primarily to the use of equity incentives, which are tied directly to our stock price.

In addition, the substantial improvement in our Net Income between 2020 and 2022 is directionally aligned with the increase in “Compensation Actually Paid” over the same time period. The same dynamic resulted in a decrease in “Compensation Actually Paid” during 2023.

The Compensation Actually Paid to our PEO and non-PEO NEOs does not reflect amounts actually earned or realized by our PEO and non-PEO NEOs for the respective fiscal year; rather these amounts in part reflect the changes from year to year of the value of unvested equity awards. These unvested equity awards are at risk and may never become vested; therefore, this value may never be realized by our PEO and non-PEO NEOs.

As shown in the tables above, changes in the market price of our Class A common stock following the date of grant of an award can impact the level of compensation that is actually paid to our NEOs. To assist in understanding the changes to the equity awards reflected above, the following table reflects the value of one share of our Class A common stock (which, for fiscal years 2020 and 2021, represents the Class A common stock of Falcon) as of each of the following dates. If that date reflects a non-business day, the value reported is the last trading date of the applicable calendar year.

	12/29/2023	12/30/2022	12/31/2021	12/31/2020
Closing Market Price of our Common Stock	$23.51	$28.85	$19.48	$12.60

Tabular List

The following list represents the only and hence the most important financial performance measure used by us to link compensation actually paid to our NEOs, for fiscal year 2023, to company performance.

Total Stockholder Return

2024 PROXY STATEMENT	75

Executive Compensation

Equity Compensation Plan Information

The following table sets forth information with respect to the securities that may be issued under our equity incentive plans as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants, and rights (b)($)(5)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by stockholders
■Sitio LTIP(1)	2,569,598	—	5,880,524
■Brigham LTIP(2)	18,048	—	3,492,361
Equity compensation plans not approved by stockholders
■Sitio Affiliate LTIP(3)	—	—	—	(6)
■Assignment Agreement(4)	232,145	—	—
Total	2,819,791	—	9,372,885
(1)	Reflects securities that may be issued under the Sitio LTIP, including RSUs, PSUs (assuming maximum performance), and DSUs.
(2)	Reflects securities that may be issued under the Brigham Minerals, Inc. 2019 Long-Term Incentive Plan, which was assumed by us in connection with the Brigham Merger, including RSUs and PSUs (assuming maximum performance).
(3)	Reflects securities that may be issued under the Sitio Royalties Corp. Affiliate Incentive Plan (the “Sitio Affiliate LTIP”).
(4)	Reflects securities that may be issued in exchange for vested Restricted Securities granted by the DPM Holders pursuant to the Assignment Agreement on a one-for-one basis (or an equivalent amount of cash). Other than the outstanding Restricted Securities that were granted by the DPM Holders, there are no additional securities authorized for issuance pursuant to the Assignment Agreement.
(5)	None of the outstanding awards granted under any of the equity incentive plans described in the table above have an exercise price.
(6)	The number of securities that may be issued under the Sitio Affiliate LTIP is equal to the number of securities that may be issued under the Sitio LTIP. To the extent that any shares are issued under the Sitio LTIP, the number of shares available for issuance under the Sitio Affiliate LTIP is reduced on a one-for-one basis, and vice versa.

76	SITIO ROYALTIES CORP.

Report of the Compensation Committee of the Board of Directors

The following report of the Compensation Committee of the Company shall not be deemed to be “soliciting material ” or to be “filed ” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.

Compensation Committee of the Board of Directors Alice Gould, Chair Noam Lockshin, Member Gayle Burleson, Member Jon-Al Duplantier, Member

2024 PROXY STATEMENT	77

Other Matters

Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

■

If the shares are registered in the name of the stockholder, the stockholder should contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary, 1401 Lawrence Street, Suite 1750, Denver, CO 80202, or via telephone at 720-640-7620, to inform us of his or her request; or

■	If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The annual and quarterly reports and other reports and information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or verbal request, a copy of the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investors.sitio.com.

Any requests for copies of information, reports or other filings with the SEC should be directed to Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

By Order of the Board of Directors,

Brett S. Riesenfeld Executive Vice President, General Counsel and Corporate Secretary Denver, Colorado — March [29], 2024

78	SITIO ROYALTIES CORP.

Appendix A – Simple Majority Amendment

ARTICLE XI

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI. Notwithstanding anything to the contrary contained in this Restated Certificate or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of ~~Article V, Article VI, Article VII, Article VIII, Article IX, Article X, this Article XI and Article XII~~ this Restated Certificate may be altered, amended or repealed in any respect, nor may any provision of this Restated Certificate or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of a majority ~~at least seventy-five percent (75%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

2024 PROXY STATEMENT	79

SITIO ROYALTIES
1401 Lawrence Street,
Suite 1750
Denver, Colorado 80202

SITIO ROYALTIES CORP.
1401 LAWRENCE STREET, SUITE 1750
DENVER, CO 80202

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on May 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on May 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V38746-P07463	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SITIO ROYALTIES CORP.

The Board of Directors recommends you vote FOR each of the nominees listed:

1.	Election of Directors

	Nominees:		For	Withhold

	1a.	Noam Lockshin	☐	☐

	1b.	Christopher L. Conoscenti	☐	☐

	1c.	Morris R. Clark	☐	☐

	1d.	Alice E. Gould	☐	☐

	1e.	Claire R. Harvey	☐	☐

	1f.	Gayle L. Burleson	☐	☐

	1g.	Jon-Al Duplantier	☐	☐

	1h.	Richard K. Stoneburner	☐	☐

	1i.	John R. (“J.R.”) Sult	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR Proposals 2 and 3:		For	Against	Abstain

2.	The approval, on a non-binding, advisory basis, of the Company’s compensation of its named executive officers.	☐	☐	☐

3.	The approval of the amendment to the Restated Certificate of Incorporation to eliminate the supermajority voting provision.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V38747-P07463

SITIO ROYALTIES CORP.
Annual Meeting of Stockholders
May 14, 2024 11:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher L. Conoscenti and Brett S. Riesenfeld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITIO ROYALTIES CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Central Time on May 14, 2024, at www.virtualshareholdermeeting.com/STR2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side